                                                                      EXHIBIT 10

                            DENVER PLACE PLAZA TOWER

                               AGREEMENT OF LEASE

                                    BETWEEN

                 DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP,
                                    LANDLORD

                                      AND

                           PRIMA ENERGY CORPORATION,

                                     TENANT

                            DENVER PLACE PLAZA TOWER

                               AGREEMENT OF LEASE
                                    BETWEEN
             DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, LANDLORD
                                      AND
                        PRIMA ENERGY CORPORATION, TENANT


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1.     TERM ...............................................................   1

2.     BASE RENT ..........................................................   1

3.     COMPLETION OF IMPROVEMENTS .........................................   2

4.     ADDITIONAL RENT ....................................................   3
       (a) Definitions.....................................................   3
       (b) Payment of Additional Rent .....................................   6
       (c) Adjustment for Services Not Rendered ...........................   7
       (d) Partial Year ...................................................   7
       (e) Disputes .......................................................   7
       (f) Place of Payment ...............................................   7
       (g) Tenant Taxes ...................................................   7
       (h) Delay in Computation ...........................................   8

5.      USE OF PREMISES ...................................................   8

6.      CONDITION OF PREMISES .............................................   8

7.      SERVICES ..........................................................   9
        (a) Standard Services .............................................   9
        (b) Additional Services ...........................................  10
        (c) Interruption of Services ......................................  12

8.      ALTERATIONS .......................................................  12

9.      LIENS .............................................................  13

10.     INSURANCE AND WAIVER OF SUBROGATION ...............................  13

11.     FIRE OR CASUALTY ..................................................  14

12.     WAIVER OF CLAIMS - INDEMNIFICATION ................................  14

13.     NONWAIVER .........................................................  15

14.     CONDEMNATION ......................................................  15

15.     ASSIGNMENT AND SUBLETTING..........................................  16

16.     HOLDOVER ..........................................................  18

17.     ESTOPPEL CERTIFICATE ..............................................  19

18.     SUBORDINATION .....................................................  19

19.     CERTAIN RIGHTS RESERVED BY LANDLORD ...............................  20


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
20.     RULES AND REGULATIONS .............................................  21

21.     REMEDIES ..........................................................  21

22.     EXPENSES OF ENFORCEMENT ...........................................  23

23.     COVENANT OF QUIET ENJOYMENT .......................................  23

24.     SECURITY DEPOSIT ..................................................  23

25.     REAL ESTATE BROKER ................................................  24

26.     MISCELLANEOUS .....................................................  24
        (a)    Rights Cumulative ..........................................  24
        (b)    Captions and Usage .........................................  24
        (c)    Binding Effect .............................................  24
        (d)    Lease Contains All Terms ...................................  25
        (e)    Submission of Lease ........................................  25
        (f)    No Air Rights ..............................................  25
        (g)    Modification of Lease ......................................  25
        (h)    Substitution of Other Premises .............................  25
        (i)    Transfer of Landlord's Interest ............................  26
        (j)    Recording; Short Form Memo  ................................  26
        (k)    Covenants and Conditions ...................................  26
        (l)    Application of Payments ....................................  26
        (m)    Security Interest ..........................................  26
        (n)    Governing Law; Partial Invalidity ..........................  26
        (o)    Hazardous Materials ........................................  27
        (p)    Warranty Disclaimer ........................................  27
        (q)    Waiver of Trial by Jury ....................................  27
        (r)    Force Majeure ..............................................  27
        (s)    List of Exhibits ...........................................  27
        (t)    Keys .......................................................  28
        (u)    Landlord's Acknowledgment ..................................  28

27.     TELEPHONE AND TELECOMMUNICATIONS SERVICE ..........................  28

28.     NOTICES ...........................................................  29

29.     TIME IS OF THE ESSENCE ............................................  30

Addendum

Exhibit A - Diagram of Premises
Exhibit B - Rules and Regulations
Exhibit C - Lease Term Agreement
Exhibit D - Parking Agreement
Exhibit E - Janitorial Specifications


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                                  OFFICE LEASE

                            DENVER PLACE PLAZA TOWER
                                DENVER, COLORADO

     AGREEMENT OF LEASE made as of the 31st day of October, 2000 (hereinafter referred to as the "Lease") between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and PRIMA ENERGY CORPORATION, a Delaware corporation, whose present address is 1801 Broadway, Suite 500, Denver, Colorado 80202 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (hereinafter referred to as the "Premises") containing approximately 15,840 square feet of rentable area (consisting of the entire rentable area of the 4th floor) and designated on the diagram attached hereto as Exhibit "A" and further described as Suite 400 in the building known as Denver Place Plaza Tower (hereinafter referred to as the "Building") located at 1099 - 18th Street, Denver, Colorado 80202, subject to the covenants, terms, provisions and conditions of this Lease. The Building, the land upon which it is situated, all surrounding improvements, any garage or other related improvements and all common areas appurtenant to, associated with or servicing the Building are hereinafter called the "Real Property" or the "Property".

     In consideration thereof, Landlord and Tenant covenant and agree as follows:

     1. TERM. The term of this Lease (the "Term") shall commence on that date (the "Commencement Date") which is the later of December 1, 2000 (the "Scheduled Commencement Date") or the first date that the Premises are substantially complete as certified by Lewis Himes Associates, Inc. or its successor (herein "Landlord's Architect") and, unless sooner terminated or renewed as provided herein, shall end, absolutely and without the need for notice from either party on the date that is the last day of the eighty-fourth (84th) calendar month following the Commencement Date (the "Termination Date"). After the Commencement Date has occurred, Landlord and Tenant shall promptly execute and deliver to one another a lease term agreement in substantially the same form and content as Exhibit C (the "Lease Term Agreement") attached hereto prepared by Landlord correctly indicating the Commencement Date and Termination Date.

     2. BASE RENT. Except as modified by the Lease Term Agreement, the "Base Rent" to be paid hereunder shall be as follows:

          (a)  From Commencement Date through February 28, 2001:
               Zero dollars ($0.00)

          (b)  From March 1, 2001 through November 30, 2001:

               $142,560.00 per annum payable in monthly installments of
               $11,880.00

          (c)  From December 1, 2001 through November 30, 2003:

               $285,120.00 per annum payable in monthly installments of
               $23,760.00

          (d)  From December 1, 2003 through November 30, 2007:

               $316,800.00 per annum payable in monthly installments of $26,400.00.

All payments of Base Rent shall be paid in advance on or before the first day of each calendar month during the Term, in the monthly installments provided above; provided, however, that Tenant shall pay the first full monthly installment of Base Rent, for a month in which a payment of Base Rent is due, in the amount of $11,880.00 at the time of execution of this Lease. If the Term commences other than on the first day of a month, the Base Rent for the fourth month of the Term shall be prorated, and the Base Rent for the portion of the month in which the obligation to pay Base Rent commences shall be paid on the first day of the fourth full calendar month of the Term.

     3.   COMPLETION OF IMPROVEMENTS.

          (a) Completion by Landlord. Landlord shall, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with those space plans ("Final Layout Plans") prepared by Landlord's Architect dated October 20, 2000 comprised of Sheet A-0, A-1, A-2, A-3, A-4 and A-5, and the engineering plans ("Engineering Plans") prepared by Hadji & Associates dated October 23, 2000 comprised of drawings 4TM-1, 4TM-2, 4TM-3, 4TE-1, 4TE-2 and 4TE-3 (the "Tenant Work") (such plans are hereinafter together called the "Construction Plans"). Landlord reserves the right however: (i) to make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Final Layout Plans); Landlord agrees to obtain at least one (1) bid for the completion of the Tenant Work from a general contractor to be designated by Landlord, and Tenant shall be permitted to obtain a bid from a general contractor selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), provided such bid is submitted to Landlord within one (1) business day after completion of the Constructions Plans. All such bids must be based upon all work being performed in compliance with all of Landlord's then-current rules and regulations for construction in, on or around the Building, and all work must meet applicable Building standards for construction, Landlord shall enter into a contract for the completion of Tenant Work with the general contractor that submits the lowest bid; provided, however, that Landlord may select any general contractor submitting a bid within two percent (2%) of the lowest bid. The Tenant Work shall be furnished, installed and performed by Landlord for an amount (hereinafter called the "Tenant Improvements Costs") equal to Landlord's out-of-pocket contract or purchase price or prices to be paid by Landlord to architects, engineers, material suppliers, subcontractors, independent contractors and/or other sources for the material, labor and services applied to the Tenant Work, plus a four percent (4%) construction management fee payable to Amerimar Realty Management Co.-Colorado ("Agent"), permit fees and applicable sales taxes. The construction management fee shall not apply on the amounts paid for architectural and engineering services. The Tenant Improvements Cost shall not include (i) the cost of the preparation of the preliminary tenant's layout plans, and (ii) architectural or engineering fees to the extent they exceed the fees customarily charged for such services in the Denver, Colorado central business district for high-rise construction.

          (b) Tenant Improvements Allowance. Landlord shall provide an allowance for the Tenant Improvements Costs (including the Tenant's architectural and engineering fees incurred in the preparation of the Construction Plans and for costs incurred by Tenant to install cabling for telephone and data network systems) in an amount of up to [Two Hundred Fifty-Three Thousand Four Hundred Forty and No/100 Dollars ($253,440.00) ("Tenant Improvements Allowance"). Tenant shall pay for all Tenant Improvements Costs exceeding the Tenant Improvements Allowance (the "Excess Tenant Improvements Costs"). Tenant shall pay the Excess Tenant Improvements Costs to Landlord within thirty (30) days after the Commencement Date. Landlord and Tenant acknowledge that the bid of the general contractor selected for completion of the Tenant Work will include a component for "contingencies". Landlord agrees that it will not make expenditures for the payment of contingencies without Tenant's prior consent, which consent shall not be unreasonably withheld or delayed.

          (c) Delivery of Possession. Landlord currently estimates that the Premises can be made ready for Tenant's occupancy by December 1, 2000.
     If Landlord shall, for any reason (including, without limitation, failure to complete the Tenant Work), fails to make available to Tenant possession of the Premises on or before December 1, 2000, or any other date, Landlord shall not be subject to any liability for such failure. Under such circumstances, Tenant's obligations to pay Base Rent with respect to the Premises shall not commence until three (3) months following the date Landlord makes possession available; and such failure to

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

     make available to Tenant possession of the Premises on December 1, 2000 or any other date shall not in any other way affect the validity or continuance of this Lease or the obligations of Tenant hereunder. Such deferral of such Base Rent shall be Tenant's sole and exclusive right and remedy with respect to any such failure; provided, however, that in the event the Premises are not available for Tenant's occupancy on or before February 1, 2001, Tenant shall have the right to terminate this Lease provided Tenant delivers written notice to Landlord exercising such right on or before February 15, 2001 or the date the Premises are available for Tenant's occupancy, whichever occurs first. Notwithstanding the foregoing, there shall be no deferral of such Base Rent and Tenant shall not have the right to terminate this Lease, however, if any such failure is caused in whole or part by any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying Landlord's delivery of possession or the timely completion of any work to be done by Landlord (hereinafter a "Tenant Delay") including, without limitation, (a) any material delay which is caused by changes in the work to be performed by Landlord in readying the Premises for Tenant's occupancy, (b) any material delay which is caused by any failure by Tenant, without regard to any grace period applicable thereto, promptly to furnish to Landlord any required information, approval or consent or caused by any good faith reluctance on the part of Landlord to approve any information required to be submitted by Tenant and approved by Landlord, or (c) any material delay which is caused by the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors. Tenant also shall pay to Landlord, within 10 days after receipt of demand made from time to time, a sum equal to any additional cost to Landlord in completing the Premises resulting from any Tenant Delay. Landlord agrees to use all commercially reasonable efforts to cause the Premises to be available to Tenant for the purpose of installing Tenant's cabling, and assembly of cubicle dividers at least seven (7) days prior to the Commencement Date without additional charge to the Tenant.

          (d) Occupancy. The Premises shall not be deemed incomplete or not ready for Tenant's occupancy or for delivery of possession, if details of construction, mechanical adjustments or decoration, or other items of the Tenant Work which do not materially interfere with Tenant's use of the Premises, remain to be completed, provided that Tenant's occupancy is permitted by applicable governmental authorities.

     4. ADDITIONAL RENT. In addition to paying the Base Rent specified in Paragraph 2 hereof, Tenant shall pay "Additional Rent," which is equal to the sum of the Expense Adjustment Amount, Tax Adjustment Amount, and Additional Services Charge (all as hereinafter defined) and any other charges noted in this Lease. The Base Rent and Additional Rent are sometimes herein collectively referred to as the "Rent." Unless otherwise specified, all amounts due under this lease as Additional Rent shall be payable in the same manner and at the same place as the Base Rent.

          (a)  Definitions. As used in this Paragraph 4, the terms:

               (i) "Operating Expense Base Amount" shall mean $5.84 per rentable square foot per annum.

               (ii) "Tax Base Amount" shall mean $1.16 per rentable square foot per annum.

               (iii) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

               (iv) "Tenant's Proportionate Share" shall mean 3.082% being the percentage calculated by dividing 15,840 square feet, the rentable area of the Premises provided at the beginning of this Lease, by 514,000 square feet (being 95% of the rentable area of the office space in the Building). The rentable area of the Premises has been calculated according to a method pursuant to which a portion of the common areas has been deemed included in the Premises.

               (v) "Taxes" for any Calendar Year shall mean the Building's Proportionate Tax Share of all real estate taxes and assessments, special or otherwise, levied or assessed upon that parcel of land known as Lots 1 through 32 inclusive and adjacent vacated alley, block 95, East Denver Subdivision (the "Land") or the Building during such Calendar Year; provided, however, that


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if Landlord subdivides the Land so that the Building is located on its own tax lot (i.e., there are no other buildings on such tax lot), then (1) such separate tax lot shall be referred to as the "Building Tax Lot", and (2) for each year that the Building Tax Lot is taxed separately from the remainder of the Land, the term "Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon the Building Tax Lot or the Building during such Calendar Year. For purposes of this subparagraph "Buildings Proportionate Tax Share" for any Calendar Year shall mean the fraction the numerator of which is equal to the assessed valuation for the Building only for such Calendar Year and the denominator of which is equal to the sum of the assessed valuations for all buildings and improvements on the Land (including the Building) for such Calendar Year. Should the State of Colorado, or any political subdivision thereof, or any other governmental authority, impose a tax, assessment, charge or fee, which Landlord shall be required to pay, wholly or partially in substitution of any of the above Taxes, all such taxes, assessments fees or charges shall be deemed to constitute Taxes hereunder but shall be computed as if the Real Property and any other shared use real property referred to in this subparagraph was the only real property of Landlord. "Taxes" shall also include all reasonably incurred fees and costs, including reasonable attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reduction of, or a limit on, any increase in any Taxes (regardless of whether any reduction or limitation is obtained). In the event that the Real Property shall be for any taxes or assessments assessed under the same assessment as other real property, the amount of such taxes or assessment to be included within Taxes shall be such portion thereof as Landlord fairly and equitably shall deem attributable thereto. In the event Landlord is permitted to pay taxes or assessments in installments, Landlord shall be deemed to have paid such taxes and assessments in installments for purposes of determining "Taxes" under this subsection.

               (vi) "Operating Expenses" shall mean all expenses, costs and disbursements (other than Taxes) of every kind and nature paid or incurred by or on behalf of Landlord in connection with the ownership, management, operation, maintenance and repair of the Property, other than those costs reimbursable to Landlord by other tenants in the Building. (and, as equitably and consistently allocated by Landlord, those paid or incurred in connection with the ownership, operation, maintenance, management and repair of any garage or other improvements the use of which is shared by the Building and one or more other buildings), except the following:

                    [A] Costs of alterations, decorating or redecorating of any tenant's premises;

                    [B] Principal or interest payments on loans secured by mortgages or trust deeds on the Real Property;

                    [C] Costs of capital improvements, except that Operating Expenses shall include the costs as amortized over such number of years as Landlord may reasonably determine, with interest at the rate of 12% per annum on the unamortized amount, of any capital improvements which, (1) in Landlord's reasonable opinion, will have the effect of reducing any component cost included within Operating Expenses, (2) are made or installed to assure compliance with all governmental rules and regulations applicable from time to time, or (3) under generally applied real estate accounting practices may be expensed or treated as deferred expenses (and the amortization and interest so determined for each Calendar Year shall be included in Operating Expenses for that Calendar
Year);

                    [D] Commissions and legal expenses attributable to leasing space in the Building;

                    [E] Advertising and promotional expenses except the reasonable costs incurred (x) for distributing a newsletter to tenants and occupants of the Complex (as hereinafter defined), (y) for one (1) holiday party per calendar year that is held for all of the tenants and occupants of the Complex and (z) for one (1) health fair per calendar year that is held for all tenants and occupants of the Complex;

                    [F] Costs and expenses incurred by Landlord in the enforcement of the terms of any tenant lease;

                    [G] Depreciation of the Building;


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


                    [H] Costs for which Landlord receives reimbursement from others;

                    [I] Any expense, other than property management fees, representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship (provided, however, that Tenant acknowledges that Operating Expenses for any calendar year may include a management fee equal to five percent (5%) of the gross revenue collected during such calendar year for the Building and the Parking Garage (as hereinafter defined), even though such fee may exceed the management fee which would be incurred on a fair market basis if Landlord and the managing agent were not affiliated);

                    [J] Property management fees in excess of the greater of (y) five percent (5%) of the gross revenue collected during any calendar year for the Building and the Parking Garage and (z) the then prevailing fair market management fees payable in the central business district of Denver, Colorado for first class office buildings similar in age and quality to the Building ("Comparable Buildings") under management contracts similar to the then current management contract for the Building;

                    [K] Interest, fines, late payment charges or penalties payable due to the failure of Landlord to pay taxes, utilities or other charges in a timely manner;

                    [L] Costs or expenses of or any special services or equipment rendered or incurred for a tenant if the same are not generally rendered to other tenants of the Building;

                    [M] The costs of repairs or replacements caused by the exercise of the right of eminent domain;

                    [N] The cost of overtime or other expenses of Landlord in curing its defaults;

                    [O] Ground rent or similar payments to a ground lessor;

                    [P] Inheritance, estate, gift, transfer, succession, franchise and profits taxes on Landlord's business;

                    [Q] Federal income taxes imposed on or measured by the income of Landlord from the operation of the Building;

                    [R] Expenses for correcting major structural defects in the construction of the Building except that conditions resulting from ordinary wear and tear shall not be deemed defects for purposes of this subsection;

                    [S] Any material increase in insurance premiums to the extent such increase is attributable to the recurring acts of another tenant of the Building;

                    [T] Expenses incurred by Landlord to repair the Building as a result of fire or other casualty or condemnation; and

                    [U] Expenses from removing any Hazardous Substance (hereinafter defined) from the Building that are currently known to be a Hazardous Substance and are contained in materials used in the construction of the Building or tenant improvements contained therein.

               (vii) "Expense Adjustment Amount" shall mean Tenant's Proportionate Share of the amount by which the Operating Expenses incurred with respect to such Calendar Year exceed the Operating Expense Base Amount; provided, however, that in determining the amount of Operating Expenses for each Calendar Year, if less than 95% of the rentable office area of the


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


Building shall have been occupied at any time during such Calendar Year, Operating Expenses shall be deemed for such Calendar Year to be in the amount reasonably determined by Landlord to be equal to that amount of like expenses which normally would be expected to be incurred had such occupancy been 95% throughout such Calendar Year.

               (viii) "Tax Adjustment Amount" shall mean Tenant's Proportionate Share of the amount by which the Taxes incurred with respect to such Calendar Year exceed the Tax Base Amount.

               (ix) "Additional Services Charge" shall mean all expenses and disbursements that Landlord incurs in connection with the ownership, operation, and maintenance of the Premises, in addition to the services provided as standard to all premises in the Building, which Additional Services are more specifically described and defined in Paragraph 7 below.

          (b) Payment of Additional Rent.

               (i) Expense Adjustment. The Expense Adjustment Amount with respect to each Calendar Year after 2001 shall be paid in monthly installments, in advance on the first day of each calendar month during the course of such year, in amounts estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with generally accepted accounting principles. Within 270 days following the close of each Calendar Year after 2001, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year, and Landlord shall deliver to Tenant a statement of such amount; thereupon Tenant shall pay any deficiency as shown by such statement to Landlord within 30 days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceed the actual Expense Adjustment Amount due from Tenant for such Calendar Year, then, at Landlord's option, such excess shall be either [A] credited against any amounts then owed by Tenant to Landlord [B] credited against payments next due hereunder or [C] refunded by Landlord. Notwithstanding any provision contained in this Lease to the contrary, Tenant shall not be obligated to pay any Expense Adjustment Amount for or during Calendar Years 2000 and 2001.

               (ii) Tax Adjustment Amount. The Tax Adjustment Amount with respect to each Calendar Year after 2001 shall be paid in monthly installments, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. Within 270 days following the close of each Calendar Year after 2001, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed based on Taxes for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency as shown by such statement to Landlord within 30 days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Tax Adjustment Amount due from Tenant for such Calendar Year, then, at Landlord's option such excess shall be either [A] credited against any amounts then owed by Tenant to Landlord [B] credited against payments next due hereunder or [C] refunded by Landlord. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year as if Landlord had elected to have such special assessment paid over the maximum period of time permitted by law; if the authority to whom such assessment is to be paid shall not permit such assessment to be paid in installments, the amount of such assessment shall be treated as being amortized over such number of calendar years, beginning with the Calendar Year in which the assessment is payable, as Landlord shall reasonably determine, with interest at the rate of 15% per annum on the unamortized amount, and such amortization and interest for each Calendar Year shall be included in Taxes for that Calendar Year. Notwithstanding any provision contained in this Lease to the contrary, Tenant shall not be obligated to pay any Tax Adjustment Amount for or during Calendar Years 2000 and 2001.

               (iii) Additional Services Charge. The Additional Services Charge shall be paid in monthly installments, in arrears, on the first day of each calendar month during the course of such year, in amounts estimated from time to time by Landlord and communicated by written notice to Tenant. Following the close of each Calendar Year, Landlord shall cause the amount of the


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


Additional Services Charge for such Calendar Year to be computed and Landlord shall deliver to Tenant a statement of such amount, whereupon Tenant shall pay any deficiency as shown by such statement to Landlord within 30 days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Additional Services Charge due from Tenant for such Calendar Year, then, at Landlord's option, such excess shall be either [A] credited against any amounts then owed by Tenant to Landlord [B] credited against payments next due hereunder or [C] refunded by Landlord.

          (c) Adjustment for Services Not Rendered. If Landlord shall not be furnishing any particular work or service (the cost of which, if furnished by Landlord would be included in Operating Expenses) to a tenant who undertakes to itself perform or obtain such work or service in lieu of the furnishing thereof by Landlord, Operating Expenses shall be deemed for purposes of this Paragraph 4 to be increased by an amount equal to the additional Operating Expenses, as reasonably determined by Landlord, which would have been incurred during such period if Landlord had at its own expense furnished such work or service to such tenant.

          (d) Partial Year. If only part of any Calendar Year shall fall within the Term, the amounts computed as Additional Rent, with respect to such Calendar Year under the foregoing provisions of this Paragraph 4 shall be prorated in proportion to the portion of such Calendar Year falling within the Term, but the expiration or termination of this Lease prior to the end of such Calendar Year shall not impair Tenant's obligation hereunder to pay such prorated portion of such Additional Rent with respect to that portion of such year falling within the Term, or Landlord's obligation to reconcile such obligations after the Term.

          (e) Disputes. Any statement furnished to Tenant by Landlord under the provisions of this Paragraph 4 shall constitute a final determination as between Landlord and Tenant as to the Rent set forth therein due from Tenant for the period represented thereby, unless Tenant, within 60 days after such statement is furnished, shall give a notice to Landlord that it disputes the correctness thereof, specifying the basis for such assertion. Pending resolution of such dispute, Tenant shall pay all disputed amounts in accordance with the statement furnished by Landlord. Landlord agrees, upon prior written request, during normal business hours to make available for Tenant's inspection, at Landlord's offices, Landlord's books and records which are relevant to any items in dispute, provided Tenant has paid all amounts billed to Tenant on account of the Additional Rent and all installments thereof, and all other rents and sums then and previously due under this Lease. Upon reasonable notice to Landlord, Tenant shall be entitled to audit the books and records of the Landlord which are relevant to computing any amounts Tenant is required to pay under this Lease and in the event it is determined that the Landlord has required Tenant to pay in excess of 105% of the correct amount the Tenant should have paid as the Expense Adjustment Amount, the Landlord agrees to reimburse the Tenant for reasonable costs incurred in the audit and Landlord shall refund the amount of any overcharge(s) within five (5) business days after receipt of notice from Tenant.

          (f) Place of Payment. Tenant shall, without any demand therefor and without set-off, pay to DENVER-STELLAR ASSOCIATES LTD. PARTNERSHIP, A/R DEPARTMENT, DENVER, COLORADO 80256-0170, or to such other person or at such other place as Landlord may from time to time direct by notice given to Tenant, the Base Rent as well as all other sums which may become due by Tenant under this Lease. All such other sums shall be payable as Additional Rent. Payments of Base Rent and any other sums due under this Lease by Tenant shall be deemed to have been received by Landlord for purposes of determining Landlord's right to impose late charges or interest charges and Tenant's compliance with payment due dates on the earlier of the date received by Landlord or the third (3rd) business day after such payment was deposited in the United States mail, in Denver, Colorado, postage prepaid and properly addressed to Landlord; provided, however, that Base Rent and any other sums due under this Lease by Tenant shall not be deemed to have been paid until payment is received by Landlord.

          (g) Tenant Taxes.

               (i) Any provision hereof to the contrary notwithstanding, Tenant shall, upon demand from time to time, as Additional Rent, pay to Agent or, as Landlord may direct in a written notice, to Landlord or to the tax collecting authority, the full amount of all taxes, levies, charges and assessments legally required or authorized to be collected by Landlord from Tenant or any subtenant or occupant of the Premises and all taxes, levies, charges and assessments required to be paid by Landlord (or imposed upon the Property) if not paid by or collected from Tenant or a subtenant or occupant of the Premises. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against all loss, cost, liability and expenses (including counsel fees and costs of litigation) which Landlord may suffer, incur or be exposed to as a result of any assertion against Landlord of liability for any of the taxes referred to in this subparagraph 4(h), and from and against any penalties or interest relating thereto, which Tenant fails to pay pursuant hereto.

                           (ii) Tenant shall timely pay when due all taxes,
levies, charges and assessments which are required to be paid by Tenant with respect to Tenant's use or occupancy of the Premises or which are or could become a lien upon the personal property, trade fixtures, furniture or facilities of Tenant on the Premises. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against all loss, cost, liability and expense (including, without limitation, counsel fees and costs of litigation) which Landlord may suffer or incur, or to which Landlord may be exposed, as a result of Tenant's failure to pay any of the foregoing.

                           (iii) Within 15 days after each date upon which such
taxes are due, Tenant shall deliver to Landlord official receipts for the payment of all taxes due with respect to the personal property, trade fixtures, furniture or facilities of Tenant on the Premises. In addition, within 15 days after written notice from Landlord to do so, Tenant shall deliver to Landlord official receipts for the payment of all other taxes, levies, charges and assessments within the scope of subparagraph 4(g)(ii) above that were due and payable in the calendar year in which such notice is given and in the preceding calendar year. If Tenant shall fail to present any of the receipts referred to in this subparagraph within the times set forth herein, Landlord shall have the right to pay the amounts of the taxes which Landlord reasonably determines would have been covered thereby, together with the full interest and penalties chargeable thereon in accordance with law, and Landlord shall, upon demand, be entitled to reimbursement for all of such payments together with interest at the "Lease Interest Rate" (defined in Paragraph 21 hereof).

                           (iv) Tenant shall use all reasonable efforts to cause
all of the personal property, trade fixtures, furniture and facilities of Tenant on the Premises, and all alterations, additions and improvements made by Tenant to the Premises which for purposes of personal property taxes are treated as personal property (such as built-in cabinets, counters and partitions) to be assessed separately from Landlord's property, and, if they are not so separately assessed, Landlord shall be entitled to reimbursement, within 10 days after demand made from time to time, for any tax payable by Landlord which is attributable to any of such items taxable as personal property.

                  (h) Delay in Computation. Delay in computation of the Expense Adjustment Amount, Tax Adjustment Amount, or Additional Services Charge shall not be deemed a default hereunder or a waiver of Landlords right to collect any of such amounts, except that Landlord shall be deemed to have waived such Expense Adjustment Amount, Tax Adjustment Amount or Additional Service Charge to the extent such delay continues for more than 30 days beyond the 270 day period provided in subparagraph 4(b)(ii).

         5. USE OF PREMISES. Tenant shall use and occupy the Premises solely as a general business office and for no other purpose.

         6. CONDITION OF PREMISES. Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or any such portion was in good order and satisfactory condition when Tenant took possession, subject to "punch list" items noted in writing by Tenant and delivered to Landlord within seven (7) days after the Commencement Date and subject to Landlord's warranty for a period of one year after the Commencement Date that all Tenant Work was completed in a good and workmanlike manner in compliance with the Construction Plans in all material respects. At the expiration or other termination of this Lease or of Tenant's right of possession, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, damage by fire or other casualty alone excepted; and for that purpose, Tenant shall make all necessary repairs and replacements. Tenant shall give Landlord prompt notice of any damage to or accident upon the Premises and of any breakage or defects in the window glass, wiring or plumbing, heating, ventilating or cooling or electrical apparatus or systems on or serving the Premises. Tenant shall at the expiration or termination of this Lease or of Tenant's right of possession, also have had removed from the Premises all furniture, trade fixtures, office equipment and all other items of Tenant's property (including, without limitation, the items Tenant is required to remove pursuant to subparagraph 8(c) hereof) so that Landlord may again have and repossess the Premises. All such items not removed from the Premises at such expiration or termination, shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other party with an interest in such property and without any obligation to account therefor. Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property, and if Landlord shall choose to store any such items, Landlord shall have no liability for the safekeeping thereof and such items may not be retrieved by Tenant or any other person except upon payment of such charges as may be imposed for the removal and storage. Tenant shall comply with all laws, rules, orders, ordinances and regulations at any time issued or in force by any lawful authority, applicable to Tenant or any other occupant of the Premises, or to the Premises, or to the use or occupancy of the Premises. Tenant shall, upon demand, pay to Landlord the amount of any damages suffered or incurred by Landlord as a result of any injury to any part of the Property other than the Premises, done by Tenant or any subtenant or any agent, employee, contractor or invitee of Tenant or any subtenant, including, without limitation, damage done by the bringing or removal of furniture and other property. Tenant shall forthwith repair all damage done to the Premises by installation or removal of furniture and property by Tenant or any subtenant or by any agent, employee, contractor or invitee of Tenant or of any subtenant or, if Landlord shall so request, pay to Landlord the cost of such repair. Tenant shall not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or any insurance risk on or in connection with the Building or any other portion of the Property shall (in the opinion of the insurer or any insurance organization) be rendered more hazardous or require payment of a greater premium; without limitation of any other rights and remedies of Landlord, Tenant shall pay as Additional Rent the amount of any increase of premiums for such insurance, resulting from any breach of this provision. Tenant shall leave the Premises in a reasonably tidy condition on all days upon which janitorial services are to be provided by Landlord. Landlord shall, at Landlord's expense, replace any glass broken in the Premises windows in the exterior walls of the Building, unless such glass is broken by Tenant, its servants, employees, agents, invitees, licensees or contractors, in which case Tenant shall, upon demand, pay the cost of replacement by Landlord. Tenant shall replace and pay for any other glass broken in or about the Premises.

         7. SERVICES.

                  (a) Standard Services. Landlord shall provide the following services on all days during the Term, except Sundays and holidays, unless otherwise stated:

                           (i) HVAC. Heating, ventilation and air conditioning,
as deemed appropriate by Landlord, from Monday through Friday within the period from 6:00 a.m. to 6:00 p.m. and on Saturday within the period from 8:00 a.m. to 1:00 p.m., holidays excepted. Tenant, within ten days after its receipt of each bill therefor, will pay for all heating, ventilating and air conditioning requested and furnished at other times, at rates to be established from time to time by Landlord. Tenant acknowledges that Landlord currently charges $100.00 per hour for after hours HVAC service. Landlord shall not be responsible for the failure of the HVAC system to provide normal comfort if such failure results from occupancy of the Premises by more than an average of one person for each 200 rentable square feet of floor area or if Tenant uses heat-producing equipment or equipment the electrical load of which, excluding the load of all lighting fixtures, exceeds 2.5 watts per rentable square foot of floor area in any one room or area. Unless otherwise consented to by Landlord, window coverings shall be uniform in the Building and shall be closed when exterior office windows are exposed to the sun without regard to Tenant's specific use of the space or to the installation of any computers or data processing equipment.

                           (ii) Electricity. Subject to subparagraph 7(b)
hereof, electrical energy for Building-standard lighting fixtures provided by Landlord and for the operation of desk-top office equipment, provided that (A) the connected electrical load of such equipment does not exceed an average of
2.5 watts per square foot of the Premises and (B) the electricity so furnished for equipment uses will be at a nominal 120 volts and no electrical circuit for the supply of such use need have a current capacity exceeding 20 amperes.

                           (iii) Water. Ordinary water from the regular Building
outlets for drinking, lavatory and toilet purposes.

                           (iv) Janitorial Services. Janitorial services at the
level described in Exhibit E attached hereto subject to reasonable modifications by Landlord, including, without limitation, replacement of fluorescent bulbs in Building-standard lighting fixtures, Monday through Friday in and about the Premises (except holidays). If any material use made of the Premises after 6:00 p.m. shall, by reason of work force scheduling or security, overtime, union rules or otherwise, cause any increase in Landlord's cost for providing janitorial services, Tenant shall, as an Additional Services Charge, pay all bills for reimbursement of Landlord for such increase, within ten days after Tenant's receipt of such bill, or Landlord may bill Tenant for such services with other Additional Services. All janitorial services shall be performed solely at Landlord's direction without interference from Tenant.

                           (v) Passenger Elevator. Automatic passenger elevator
service at all times.

                           (vi) Freight Elevator. Freight elevator services
subject to reasonable scheduling by Landlord.

                  (b) Additional Services. The following services are being provided to the Premises in addition to the standard services described in subparagraph 7(a) above ("Additional Services"), and costs and expenses therefor incurred by Landlord will be charged directly to Tenant as an Additional Services charge and will not be included in the Operating Expenses for the
Building:

                           (i) Excess Utility Use.

                                    (A) After-Hours Utilities. In the event that
Landlord, in Landlord's reasonable discretion, determines that Tenant's use of electricity exceeds the service to be provided under subparagraph 7(a) above, Tenant shall pay, as an Additional Services Charge, such amounts for such excess or other hours use with other Additional Services as shall be required under this subparagraph 7(b)(i). In addition, if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria or if such window covering requirement shall not be observed or if heat-producing or controlled climate equipment is used, Tenant shall pay to Landlord, promptly upon billing, Landlord's additional costs of supplying air conditioning resulting from such causes, at such rates as Landlord shall reasonably establish therefor. If due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to the arrangement of partitioning, or the use of heat-producing or controlled climate equipment, or the distribution system within the Premises, impairment of normal operation of the HVAC system in the Premises results, necessitating changes in HVAC distribution system within the Premises, such changes may be made by Landlord upon request by Tenant at Tenant's sole cost and expense, provided that they can be accommodated by Landlord's systems. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system. After Landlord has balanced the air-conditioning system for Tenant, if Tenant installs partitions, equipment, or fixtures requiring rebalancing of the system, Landlord, at Tenant's request and at Tenant's expense (which shall be charged as an Additional Services Charge payable upon demand) shall endeavor to do such rebalancing. If Tenant's requirements for electricity or other utilities are in excess of those set forth in subparagraph 7(a), and if, in Landlord's sole judgment, Landlord's facilities are inadequate for such additional requirements and if electrical energy for such additional requirements is available to Landlord, Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install, or, at Landlord's sole discretion, permit Tenant to furnish and install, such additional wires, risers, conduits, feeders, cabling, or other pipelines or conduits and switchboards as reasonably may be required to supply such additional requirements of Tenant provided that
(1) the same shall be permitted by applicable laws and insurance regulations;
(2) in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building; (3) in Landlord's reasonable judgment, the same will not in any way diminish or adversely affect the utilities which Landlord deems should remain available for other tenants; and (4) Tenant, at Tenant's expense, shall, concurrently with the making of such written request, execute and deliver to Landlord Tenant's written undertaking, in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any additional wires, risers, conduits, feeders, cabling, and other pipelines and conduits and switchboards as Additional Services. Landlord shall deliver the Premises with the HVAC system in good and working order and balanced; provided, however, that

Tenant acknowledges that the HVAC system may need to be adjusted for up to one year (without charge to Tenant) following the Commencement Date in order to be properly balanced.

                                    (B) Measured Usage. In the event that
Tenant's use of the Premises includes the use or installation of any machines, equipment, or devices in the Premises that do not constitute standard office equipment provided to all tenants of the Building, including, without limitation, refrigerators, dishwashers, garbage disposals, air conditioning units, heating units, computers, or other electrical equipment or fixtures ("Non-Standard Equipment") causing, in Landlord's sole determination, Tenant's use of electric service or other utilities provided to the Premises to exceed the service to be provided under subparagraph 7(a) above, or if there shall be at the Premises any other hours (i.e., outside the hours specified in subparagraph 7(a)) use of electricity or other utilities which Landlord believes may be material, Landlord shall install in the Premises or elsewhere, if Landlord shall so elect, or, if Tenant shall so request and if feasible in Landlord's reasonable judgment, one or more meters or other devices to measure the electricity or other utilities used by such computers or other equipment or fixtures or such other hours use; and Tenant shall pay Landlord for such electricity or other utilities as Additional Services within ten days after submission of each bill by Landlord therefor, or Landlord may bill Tenant for such services with other Additional Services, at such rates as shall be from time to time determined by Landlord, provided that the rates charged by Landlord shall not exceed Landlord's cost (including, without limitation, taxes, fuel adjustment charges, and other like charges regularly passed on to customers by public utility companies and transformer costs) of supplying such electricity or other utilities as determined by Landlord using reasonable accounting methods; and the cost of obtaining and installing such meters or other devices shall be paid by Tenant to Landlord within ten days after submission of each bill by Landlord to Tenant therefor, or Landlord may bill Tenant for such services with other Additional Services.

                                    (C) Estimated Usage. For any other hours
use of electricity or other utilities determined by Landlord to be material, and for any use of electricity or other utilities which is determined by Landlord to be in excess of the service to be provided under subparagraph 7(a) above, and which is not actually measured, Tenant shall pay to Landlord, in monthly installments at the times prescribed for the monthly installments of the Base Rent, as Additional Services, amounts, as reasonably estimated by Landlord from time to time, which Tenant would be required to pay for such excess or other hours electrical or other utilities service if the same were actually measured as provided in subparagraph 7(b)(i)(B) above.

                           (ii) Landlord's Repair of Non-Standard Equipment. If
Non-Standard Equipment located in the Premises requires maintenance or repair in excess of the amount provided to all tenants of the Building, Landlord will provide such excess services to Tenant within a reasonable amount of time after Tenant's request is made to the manager of the Building, provided that such excess services are available from the manager of the Building or the contractors already retained by the manager for the Building. Tenant will pay the cost of such excess services as Additional Services.

                           (iii) Excess Janitorial Services. If Tenant requires
any janitorial or cleaning services in excess of the amounts provided by Landlord according to subparagraph 7(a)(iv) (such as cleaning services beyond normal office janitorial services for kitchens, computer rooms, or other special use areas and carpet cleaning), Landlord will provide such excess services to Tenant within a reasonable period after Tenant's request is made to the manager of the Building, provided that such excess services are available from Landlord's regular janitorial or cleaning contractor. Tenant will pay the cost of such excess services as Additional Services. Landlord will also provide, within a reasonable period after Tenant's request is made to the manager of the Building, or at Tenant's cost and to the extent available to Landlord, replacement of bulbs, tubes or ballasts in any Building non-standard lighting fixtures in the Premises. Tenant will pay the costs of such services as Additional Services.

                           (iv) Excess Services. If Tenant requires any work,
service, or materials performed for, or facilities or materials furnished to Tenant, to a greater extent or in a manner more favorable to Tenant than those performed for or furnished to other tenants of the Building, including, but not limited to, supplying paper towels, restocking recycling containers, hanging pictures or whiteboards, providing extra keys to the Premises and any other work or services which relate to Tenant's use of the Premises, Landlord will provide such excess services to Tenant within a reasonable period after Tenant's request is made to the manager of the Building provided that such excess services are available from the manager of the Building, or the contractors already retained by the manager of the Building. Tenant will pay the cost of such excess services as Additional Services.

                  (c) Interruption of Services. Tenant agrees that Landlord shall not be liable for damages (by abatement of rent or otherwise) for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure fuel, by governmental laws, regulations or orders, by Landlord's compliance, in whole or in part with any government promulgated program (whether voluntary or mandatory), for conservation of energy by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Landlord's obligation to furnish services shall also be further conditioned upon the availability of adequate energy sources from the public utility companies then servicing the downtown Denver area. Notwithstanding the foregoing provisions of this subparagraph 7(c), Base Rent shall be abated in the event of the disruption of services in accordance with the following provisions: (i) in the case of interruption of electrical power to the Premises resulting in a shutdown of Tenant's computers, antennas, telephones, or other office equipment, if such interruption continues for seven consecutive days and as a result Tenant is not using the Premises (or the affected portion), then the Base Rent for the Premises (or, if only a portion of the Premises is affected, prorated for such portion) shall be abated commencing on the first day following the seventh continuous day of such disruption until the service in question has been restored; (ii) in the case of the substantial failure of the water supply to the restroom or substantial failure of the HVAC system to the Premises or of any portion of the life safety system, and if such interruption continues for seven consecutive days without Landlord having provided reasonable substitute temporary services, and as a result Tenant is not using the Premises (or portion affected) then Base Rent for the Premises (or, if only a portion of the Premises is affected, for such portion) shall be abated commencing on the first day following the seventh consecutive day of such disruption until the service in question has been restored.

         8. ALTERATIONS.

                  (a) Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises. Landlord agrees not to unreasonably withhold its consent to a request for alterations, improvements or additions to the Premises provided such alterations, improvements or additions are not visible outside of the Premises and does not involve the Building's structural, HVAC, mechanical, electrical or plumbing systems. If Landlord consents to any alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, Landlord's approval of plans and specifications for the work (but Tenant shall not be entitled to rely upon such approval as evidencing that the plans and specifications are proper in any respect), use of Landlord's approved contractors to perform the work, insurance against liabilities which may arise out of such work, permits necessary for such work and as-built drawings upon completion of such work and the furnishing to Landlord of such security as is reasonably determined by Landlord to be appropriate for the proper completion of such work and its completion free of mechanics', materialmen's and similar liens or claims thereof. All work done by Tenant or its contractors shall be done in a first-class workmanlike manner, using only good grades of materials and without unreasonably disturbing other tenants and shall comply with all insurance requirements and all applicable laws or ordinances and rules and regulations of governmental departments or agencies. Before proceeding with any such work, Tenant shall reimburse Landlord for Landlord's out-of-pocket costs for Landlord's architects' review of Tenant's plans and specifications which costs shall not exceed, during the initial Term of this Lease $250 per review. Any work performed by or for Tenant shall be performed by competent workmen whose labor union affiliations are compatible with those of the workmen who may be employed in the Building by Landlord, its contractors or subcontractors, and Landlord shall have the right, at its option, to directly supervise the work, which supervision shall be for the protection of Landlord's interest only.

                  (b) If Tenant requests that Landlord, through its contractors, perform the work associated with any alteration, improvement or addition to the Premises, and Landlord agrees, in its sole discretion, to perform such work, Landlord shall provide Tenant with a tenant work order ("Tenant Work Order") describing the work to be performed by Landlord and stating the total cost to Tenant for the performance of the work. Upon Tenant's acceptance of such Tenant Work Order, the total cost for the work stated therein shall become a sum required to be paid under this Lease and subject to the provisions of Paragraph 21. All work performed by Landlord under this subparagraph 8(b) shall be subject to the provisions of subparagraph 8(a).

                  (c) All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises shall become the property of Landlord and remain at the Premises or, at Landlord's option, any or all of the foregoing shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation or removal thereof. Tenant shall not permit or suffer any signs advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the Premises, or in the Building, except on the entrance doors of the Premises, and then only of such size, color and style as Landlord may approve. Landlord shall have the right to remove unauthorized signs at Tenant's expense.

         9. LIENS.

                  (a) Tenant shall not permit there to be filed against the Property or Landlord's interest therein or any part of either, and shall within ten days after Tenant has notice of the claim or lien, remove or have removed, any mechanics', or materialmen's or other lien, or claim thereof, filed by reason of work, labor, services or materials provided for or at the request of Tenant (other than work, labor, services or materials provided by Landlord) or any subtenant or occupant or for any contractor or subcontractor employed by Tenant or any subtenant or occupant, and shall exonerate, protect, defend and hold free and harmless Landlord against and from any and all such claims or liens. Without limitation of the foregoing, if any such claim or lien be filed, Landlord may after five (5) business days notice to Tenant, but shall not be obligated to, discharge it either by paying the amount claimed to be due in the claim or lien or by procuring the discharge of such lien or claim by deposit or by bonding proceedings. Any amount so paid by Landlord and all costs and expenses, including, without limitation, reasonable attorney's fees, in connection therewith, together with interest thereon at the Lease Interest Rate (hereinafter defined) from the date of Landlord's demand for payment, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days of demand.

                  (b) At least ten days before the commencement of any work ordered by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and of the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as C.R.S. Section 38-22-105(2). During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by C.R.S. Section 38-22-105(2) or to take any action that Landlord may deem advisable to protect Landlord's interest in the Premises.

         10. INSURANCE AND WAIVER OF SUBROGATION.

                  (a) Tenant, at its sole cost, shall maintain with responsible insurance companies acceptable to Landlord and qualified to do business in Colorado, general comprehensive public liability insurance against claims for personal injury (including death) and property damage, arising from occurrences in, on and about the Premises, with coverage on an occurrence basis in all cases of not less than a combined single limit of $3,000,000.00 per occurrence. Landlord shall be designated a named insured in the policies for such insurance, which shall contain endorsements providing that the naming of more than one insured shall not operate to limit or void the coverage of any named insured relating to claims by another named insured.

                  (b) Tenant, at its sole cost, shall maintain with responsible insurance companies acceptable to Landlord and qualified to do business in Colorado, "All Risk" or equivalent insurance upon all personal property upon the Premises and all equipment, fixtures, additions, alterations and improvements and betterments installed by or for Tenant upon the Premises, including, without limitation, anything in the nature of a leasehold improvement, in an amount which is at least 80% of the full replacement cost thereof, which insurance shall name Landlord as a named insured and

Landlord's mortgagees as mortgagees under a standard mortgagee clause. In the event of damage or destruction to any leasehold improvements, Tenant shall use the proceeds of such insurance to repair or restore such leasehold improvements. If this Lease shall be terminated pursuant to subparagraph 11(a) on account of damage by fire or other casualty to the Building or the Premises, Landlord shall be entitled to all of the insurance proceeds payable under the aforesaid insurance relating to the leasehold improvements and the Premises.

                  (c) Tenant shall, prior to the commencement of the Term, and at least 30 days prior to the expiration date of each policy, furnish to Landlord certificates evidencing the coverage required hereinabove in this Paragraph and the renewal thereof, which certificates shall state that such insurance coverage may not be materially changed or canceled without at least ten days prior written notice to Landlord and Landlord's mortgagee.

                  (d) Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby release the other, its officers, directors, partners, agents and employees (and Tenant hereby also releases Agent, its partners, officers, directors, agents and employees), to the extent of the releasing party's coverage under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligence of the other party, its partners, officers, directors, agents or employees; provided, however, that this release shall be effective only with respect to occurrences occurring during such time as the appropriate policy of insurance of the party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder.

         11. FIRE OR CASUALTY.

                  (a) If the Premises or the Building (including machinery or equipment used in the operation of the Building) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or Building untenantable, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. If any such damage renders all or a substantial portion of the Premises or Building untenantable, Landlord shall have the right to terminate this Lease (with appropriate prorations of rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to Tenant at any time within 120 days after the date of such damage; and if such notice is given Landlord shall have no obligation to repair or restore. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the premise as are, from time to time, untenantable as a result of such damage. In the event Landlord does not elect to terminate this Lease pursuant to this subparagraph 11(a) and does not complete repairs or restoration within 210 days after such damage, except for delays caused by matters beyond Landlord's reasonable control, Tenant may terminate this Lease upon thirty (30) days prior written notice to Landlord.

                  (b) Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 11 to repair or restore any portion of any alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term.

         12. WAIVER OF CLAIMS - INDEMNIFICATION. To the extent not prohibited by law, Landlord, Agent and their respective officers, directors, partners, agents, servants and employees shall not be liable for, and it and they are hereby released by Tenant from all liability for, any damage either to person or property or resulting from the loss of use thereof or any other loss, or any death, sustained by Tenant or by other persons claiming through Tenant due to the Property or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in, on or about the Property, or due to any act or neglect of any tenant or occupant of the Building or of any other person, except to the extent such loss, damage, liability or obligation results from the gross negligence or willful, wanton and intentional acts or omissions of Landlord or, if within the scope of their employ, the Agent and the contractors, subcontractors and employees of Landlord. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person

(whether Landlord, Agent or other) whose act or neglect was responsible for the damage and whether or not such act or neglect occurred before, at or after the execution of this Lease, and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property of Tenant upon the Premises, or upon loading docks, receiving and holding areas, or elsewhere in, on or about the Property, shall be at the risk of Tenant only, and that neither Landlord nor Agent, nor their partners, directors or officers, shall be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord and Agent, and their respective partners, officers, directors and employees, from and against all liability to third parties arising out of the acts or omissions of Tenant or any subtenant or the servants, agents, employees, contractors, suppliers, workmen and invitees of Tenant or any subtenant.

         Tenant agrees to indemnify and save harmless, and upon request, defend, Landlord, Agent, and their respective partners, directors, officers and employees (herein called "indemnitees") against and from any and all claims by or on behalf of any person, arising out of or related to:

                  (a) Tenant's use or occupancy of the Premises or the conduct of its business, or any activity, work, or thing, permitted or suffered by Tenant, in, on or about the Premises or the Property;

                  (b) any occurrence in, on or about the Premises;

                  (c) any breach or default on Tenant's part in the performance or observance of, or compliance with, any term, covenant or condition on Tenant's part to be performed pursuant to the terms of this Lease; or

                  (d) any act or negligence of Tenant or any subtenant, or any of their respective agents, contractors, servants, employees, invitees or licensees, whether or not the fault or negligence of Landlord, or of any other indemnitee or of the agents, contractors, servants, employees, invitees or licensees of Landlord or any indemnitee, (whether or not occurring before or after the execution of this Lease), contributed thereto or was the cause thereof, and from and against all costs, counsel fees, expenses, penalties, fines and liabilities which Landlord or any other indemnitee may suffer or incur in connection with any such claim and any action or proceeding brought with respect thereto. In the event that any action or proceeding shall be brought by reason of any such claim, against any party to be indemnified hereunder, Tenant covenants that Tenant, upon notice from such party and at Tenant's expense, shall resist and defend such action or proceeding by counsel reasonably satisfactory to such party.

         13. NONWAIVER. No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord or its agents from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment and acceptance of payment of rent shall not waive or affect said notice, suit or judgment.

         14. CONDEMNATION. In the event that the whole of the Premises shall be lawfully condemned or taken for a public or quasi-public use, this Lease shall terminate as of the date that possession is to be surrendered to the condemnor or taking authority. In the event that there shall be a lawful condemnation or taking for any public or quasi-public use of any part of the Building, without there being condemned or taken all of the Premises, then, at the option of Landlord or Tenant (provided a substantial part of Premises is taken), exercisable by notice given to the other party not later than 90 days after the date upon which Landlord receives notice of the taking or condemnation, this Lease shall terminate as of the date that possession of the Premises taken is required to be surrendered to the condemnor or taking authority. In the event of any such taking or condemnation of all or any part of the Premises or of all or any part of the Property, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of such taking or condemnation; and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord and Tenant shall have no claim against Landlord or the condemnor for the value of the unexpired term of this Lease. However, the foregoing provisions of this paragraph shall not be construed to deprive Tenant of the right to claim and receive payment from the condemnor or taking authority for moving and related expenses as long as such claim or the payment thereof does not reduce the award which Landlord would otherwise be entitled to receive: In the event of any such taking or condemnation of part of the Premises, the Base Rent, the Tax Adjustment and the Operating Expense Adjustment shall be proportionately reduced from the date that possession is required to be surrendered to the condemnor or taking authority.

         15. ASSIGNMENT AND SUBLETTING.

                  (a) Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed in the case of an assignment or subletting), (i) assign, convey or mortgage this Lease or any interest hereunder except to an Affiliate (hereinafter defined) who is not a Prohibited Entity (hereinafter defined); (ii) suffer to occur or permit to exist any assignment of this Lease to an entity which is not an Affiliate ("Non-Affiliate"), or any lien upon Tenant's interest hereunder, whether voluntarily, involuntarily or by operation of law; (iii) sublet the Premises or any part thereof to a Non-Affiliate, (iv) permit the use of the Premises by any parties other than Tenant, its Affiliates and their respective employees. Any such action on the part of Tenant without Landlord's consent, shall be void and of no effect. Landlord's consent to any assignment, subletting or transfer or any assignment, subletting or transfer permitted in this Paragraph 15, or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord's consent to any assignment, subletting or other act or occurrence requiring Landlord's consent shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting or act or occurrence requiring Landlord's consent. Without limitation of the circumstances in which Landlord's withholding of consent to an assignment or subletting shall not be unreasonable, it shall not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of the proposed assignee or subtenant is unsatisfactory to Landlord (in the exercise of Landlord's reasonable discretion), or if Landlord deems (in the exercise of Landlord's reasonable discretion) such business to be not consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building, or if in Landlord's reasonable judgment the assignment or subletting will have financial consequences material adverse to Landlord's interest, or if the proposed assignee or subtenant is a Prohibited Entity. Provided that Tenant otherwise complies with the requirements of this Paragraph 15, Landlord agrees to consent to Tenant's Subleasing or licensing the use of up to twenty percent (20%) of the rentable square feet of the Premises (including any expansion of Tenant) to entities or individuals who are not Prohibited Entities and whose businesses provide services to Tenant provided the term of such subleases or licenses shall not exceed two (2) years.

                  (b) At least fifteen (15) days prior to any proposed subletting or assignment to a Non-Affiliate, Tenant shall submit to Landlord a statement seeking Landlord's consent and containing the name and address of the proposed subtenant or assignee, the terms of the proposed sublease or assignment (including, without limitation, the date upon which the assignee or subtenant is to take possession) and such financial and other information with respect to the proposed assignee or subtenant as Landlord reasonably may request. Landlord shall indicate its consent or non-consent within ten (10) business days of its receipt of said statement. Tenant shall notify Landlord in writing of any subletting or assignment to an Affiliate, Tenant shall submit to Landlord a statement containing the name, address and affiliation of the proposed subtenant or assignee to the Tenant, the terms of the proposed sublease or assignment and financial and other information with respect to the proposed assignee or subtenant as Landlord may reasonably request.

                  (c) Contemporaneously with any request or proposal by tenant to sublet or assign any part of this Lease, Tenant shall pay all costs, including reasonable attorneys' fees, incurred by Landlord or anticipated to be incurred by Landlord, in connection with Landlord's, investigation of any financial or other information of the proposed assignee or subtenant all of such costs will in no event exceed $750. Landlord may require that all or a portion of the costs or anticipated costs be paid in advance by Tenant. The payment of such costs shall not obligate Landlord in any way to consent to any proposed assignment or subletting nor shall the amount of costs paid by Tenant be applied or used as a set-off to any amounts due or to become due by Tenant to Landlord.

                  (d) In addition to withholding its consent, Landlord shall have the additional right, exercisable within such 10 day period, to terminate this Lease in the event Tenant seeks to assign this Lease or sublet substantially all of the Premises for substantially all of the remaining Term to a Non-Affiliate and Landlord desires to provide the Premises or any portion thereof to a then existing tenant, or an affiliate of a then existing tenant, of the Building. Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord's written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, the termination shall be effective as of such date as Landlord may specify in its notice which shall not be later than the later of (i) the proposed date for possession by such Non-Affiliate assignee or subtenant, or
(ii) ninety (90) days after the date of Landlord's notice of termination to Tenant.

                  (e) If Landlord fails to exercise its termination right and its right to withhold its consent as set forth in the preceding subsections, Tenant shall pay to Landlord fifty percent (50%) of all profit derived by Tenant from the assignment or sublease ("Sublease Profit"). The Tenant shall not be required to pay any Sublease Profit derived by Tenant from an assignment or sublease with an Affiliate. In determining Sublease Profit the Tenant shall only be permitted to deduct (i) leasing commissions and brokerage fees paid by Tenant and (ii) any other reasonable out-of-pocket costs paid by Tenant and which are directly attributable to such assignment or sublease including, without limitation, advertising expenses, attorneys' fees, subtenant improvements costs and other subtenant inducements. Whenever requested by Landlord, Tenant shall furnish Landlord with a statement, certified by an authorized officer of Tenant as true, correct and complete, setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. Any rent in excess of that paid by Tenant hereunder realized by reason of such assignment or sublease less the costs described above shall be deemed an item of such profit. Such percentage of Tenant's profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other earlier time as Tenant shall realize its profits from such assignment or sublease.

                  (f) Landlord and Tenant further agree that Tenant shall not publish or otherwise disseminate any written advertising material in connection with any proposed assignment or sublease of all or any portion of the Premises (the "Advertising") without Landlord's prior written approval of the same, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that no Advertising shall contain any reference to the price to be charged in connection with any proposed assignment or sublease, unless such price is equal to or greater than eighty percent (80%) of the Base Rent (on a per rentable square foot basis) then payable by Tenant for that portion of the Premises which is the subject of the Advertising.

                  (g) For the purposes of this Lease, the following terms shall have the following meanings:

                           (i) "Affiliate" shall mean [A] any person or entity
which, directly or indirectly, controls Tenant or is controlled by Tenant or is under common control with Tenant, [B] any successor to Tenant by merger, consolidation or other operation of law, [C] any person or entity to whom all or substantially all of the assets of Tenant are conveyed or [D] any person or entity purchasing the business which Tenant conducts at the Premises.

                           (ii) "Prohibited Entity", unless otherwise agreed in
writing by Landlord, shall mean [A] a governmental or a governmental subdivision, instrumentality or agency, [B] a school, college or university, [C] an employment, recruitment or temporary help service or agency, [D] a collection agency, [E] any entity or an affiliate thereof which has previously defaulted in the performance of its obligations under a lease concerning any portion of the Building or any building located within the Denver Place complex known and numbered as 999 - 18th Street, Denver, Colorado 80202 (collectively the "Complex"), or [F] any person, entity or affiliate of an entity with whom Landlord, or any affiliate of Landlord, is either currently negotiating or, within the six month period preceding Tenant's request for the assignment or sublease has negotiated to lease space in the Complex. An insurance agency (other than Alexander & Alexander, Inc.) shall be deemed to be

Prohibited Entity if such insurance agency (x) subleases or occupies any floor of the Building leased to or occupied by Alexander & Alexander Inc., (y) subleases or occupies any portion of the 29th through 31st floors of the Building or (z) subleases or occupies more than 12,000 square feet of rentable area in the Building.

                  (h) Notwithstanding anything to the contrary contained herein, if Tenant, as a debtor-in-possession (the "DIP"), or a trustee for the estate in bankruptcy of Tenant (the "Trustee"), assumes this Lease and proposes to assign this Lease, or sublet the Premises (or any portion thereof), pursuant to the provisions of the Federal Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") to any person, partnership, corporation or other entity (the "Proposed Assignee"), then such assumption of this Lease and any such assignment or sublease shall be subject to all of the following:

                           (i) If the rental agreed upon between the DIP or the
Trustee, as the case may be, and the Proposed Assignee under any proposed assignment or sublease of the Premises (or any part thereof) is greater than the rental rate that Tenant must pay Landlord hereunder for that portion of the Premises that is subject to such proposed assignment or sublease, or if any consideration shall be received by the DIP or the Trustee, as the case may be, in connection with any such proposed assignment or sublease, then all such excess rental or such consideration shall be paid or delivered to Landlord, and shall not constitute property of the DIP, the Trustee, or of the estate of Tenant, as the case may be, within the meaning of the Bankruptcy Code; and

                           (ii) Any proposed assignment or sublease of this
Lease by the DIP or the Trustee, as the case may be, pursuant to provisions of the Bankruptcy Code shall provide adequate assurance of future performance under this Lease by the Proposed Assignee, which adequate assurance shall include, as a minimum, the following: (i) any Proposed Assignee of the Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) monthly installments of Base Rent accruing under this Lease; (ii) any Proposed Assignee of the Lease shall provide to Landlord an unaudited financial statement, certified to be accurate by such Proposed Assignee or by an officer, director or partner thereof and dated no later than six (6) months prior to the effective date of such proposed assignment or sublease, which financial statement shall show, the Proposed Assignee to have a net worth equal to at least the Rent that shall accrue under this Lease for the next year of the Term; (iii) any Proposed Assignee shall pay all Rent not previously paid under this Lease including all payments which have been suspended, mitigated, nullified or reduced to a claim of any kind against Tenant or the Tenant's property, by operation of law or otherwise; and (iv) any Proposed Assignee shall assume Tenant's obligation to pay Landlord's attorneys' fees pursuant to the provisions of this Lease.

                  (i) This Paragraph 15 shall not apply to any assignment or sublease other than pursuant to the provisions of the Bankruptcy Code, nor shall it in any way limit Landlord's rights to damages or other relief in a proceeding under the Bankruptcy Code.

         16. HOLDOVER. If Tenant or any person claiming through Tenant shall retain possession of the Premises or any part thereof after the expiration or earlier termination of the Term and if Landlord shall consent to such continuation of possession, such possession shall be (unless the parties hereto shall otherwise have agreed in writing) deemed to be under a month-to-month tenancy which shall continue until either party shall notify the other in writing, at least 30 days prior to the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate. Anything contained in the foregoing provisions of this paragraph to the contrary notwithstanding, with respect to each such monthly period and in addition to other rent and charges due under this Lease, Tenant shall pay rent equal to one hundred fifty percent (150%) of the monthly Base Rent and one hundred fifty percent (150%) of the monthly Tax Adjustment Amount, the Expense Adjustment Amount, and Additional Services Charge (calculated in accordance with the provisions of Paragraph 4 hereof) which would have been payable had this Lease been renewed until the end of the calendar year which includes such month on the terms and conditions in effect immediately prior to the expiration or termination of the Term; and such month-to-month tenancy with Landlord's consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease except as aforesaid. If Tenant or any person claiming through Tenant shall retain possession of the Premises or any part thereof, after the expiration or earlier termination of the term or of Tenant's right of possession, and if such retention shall be without Landlord's consent, Tenant shall pay Landlord (a) for each month or portion thereof during which such possession continues, an amount equal to the rental to be paid for each month pursuant to the foregoing provisions of this Paragraph 16 when such possession is with Landlord's consent, plus all other sums which would have been payable hereunder had the term continued during such retention of possession and (b) all other damages sustained by Landlord, whether direct or consequential, by reason of such retention of possession. During any such retention of possession without Landlord's consent, all of Tenant's obligations with respect to the use, occupancy and maintenance of the Premises shall continue. The provisions of this Paragraph 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or in equity and applicable to unlawful retention of possession or otherwise.

         17. ESTOPPEL CERTIFICATE. Tenant shall from time to time, within ten days after Tenant's receipt of Landlord's request therefor, execute, acknowledge and, deliver to Landlord a written instrument in recordable form (a) certifying
(i) that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended, and stating such modifications, supplements and amendments) and that this Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold; (ii) the dates to which the Base Rent, Additional Rent and other charges arising hereunder have been paid, (iii) the amount of any prepaid rents or credits due to Tenant, if any; and (iv) that if applicable, Tenant has entered into occupancy of the Premises; and (b) stating, to the best knowledge of Tenant, whether or not all conditions under the Lease to be performed by Landlord prior to the date of such certificate have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default; and (c) stating any other fact or certifying any other condition reasonably requested by Landlord, Landlord's Mortgagee (as defined below), or any prospective mortgagee or purchaser of the Property or of any interest therein.

         18. SUBORDINATION.

                  (a) This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, or other security instrument, or ground lease, master lease, or primary lease heretofore or hereafter placed by Landlord on the Property or any part thereof and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as "Mortgage"), all automatically and without the necessity of any further act on the part of Tenant to effectuate such subordination. Tenant shall, at the request of the holder of any Mortgage ("Landlord's Mortgagee"), upon foreclosure thereof attorn to Landlord's Mortgagee. Tenant shall also execute, acknowledge and deliver, within 15 days after Tenant's receipt of demand from Landlord or Landlord's Mortgagee, such other instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the lien of the Mortgage and such other instrument or instruments of attornment, as shall be desired by Landlord's Mortgagee. With respect to any Mortgage first encumbering the Building subsequent to the Commencement Date of the Lease, upon Tenant's request, Landlord will use commercially reasonable efforts to cause Landlord's Mortgagee to agree that so long as Tenant is not in default of its obligations under the Lease, the Lease will not be terminated and Tenant's possession of the Premises will not be disturbed by the termination or foreclosure, or proceeds for enforcement, of such Mortgage.

                  (b) Anything contained in the foregoing provisions of this Paragraph 18 to the contrary notwithstanding, Landlord's Mortgagee may at any time subordinate its Mortgage to this Lease, without the necessity of obtaining Tenant's consent, by giving notice of the same in writing to Tenant, and thereupon this Lease shall be deemed to be prior to the Mortgage without regard to its date of execution, delivery, or recordation or the date of commencement of Tenant's possession, and in that event Landlord's Mortgagee shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of the Mortgage.

                  (c) If Landlord is or becomes lessee of premises of which the Premises are a part, Tenant agrees that, automatically and without the necessity of any further act, Tenant's possession shall be as a subtenant and shall be subordinate to the interest of Landlord's lessor, its heirs, personal representatives, successors and assigns (which lessor, its heirs, personal representatives, successors and assigns, or any of them, is hereinafter called "Paramount Lessor"), but notwithstanding the foregoing, if Landlord's tenancy shall terminate by expiration, by forfeiture or otherwise, then Tenant hereby agrees, upon request of Paramount Lessor, to attorn to Paramount Lessor, and to recognize such lessor as Tenant's landlord for the balance of the term of this lease and any extensions or renewals hereof. Tenant shall execute, acknowledge and deliver, upon demand by Landlord or Paramount Lessor, such other instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the interest of such lessor, and such other instrument or instruments of attornment, as shall be prescribed by such lessor.

         19. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

                  (a) to change the Building's name or street address, provided that Landlord shall use all reasonable efforts to provide Tenant with not less than 60 days' prior written notice of such change;

                  (b) to install, affix and maintain any and all signs on the exterior and on the interior of the Building;

                  (c) to decorate or to make changes, repairs, alterations, additions, or improvements, whether structural or otherwise (including alterations in the configuration of, and elimination of, any common areas), in and about the Building and Property or any part thereof, and for such purposes to enter upon the Premises after reasonable oral notice to Tenant, and during the continuance of any of said work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities; but Landlord shall endeavor to perform any such work in or about the Premises so as to cause the minimum inconvenience to Tenant practicable under the circumstances, and shall use all reasonable efforts to prevent the interruption of Tenant's access to the Premises during normal business hours;

                  (d) to designate and approve all window coverings used in the Building;

                  (e) to approve, disapprove or restrict the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Tenant's movements of property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises;

                  (f) to establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours;

                  (g) to regulate delivery and service of supplies in order to insure the cleanliness and security of the Premises and to avoid congestion of the loading docks, receiving areas and freight elevators;

                  (h) to show the Premises to prospective tenants at reasonable business hours during the last twelve months of the Term (as it may be extended) and, if vacated. or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy;

                  (i) to erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations; and

                  (j) to enter the Premises at any reasonable time, upon prior oral notice, to inspect the Premises.

         20. RULES AND REGULATIONS. Tenant shall, and shall cause all of its subtenants and occupants, its and their agents, employees, invitees and licensees to, observe faithfully, and comply strictly with, the rules and regulations attached to this Lease as Exhibit "B", as they may be supplemented and revised by Landlord from time to time, and such other rules and regulations promulgated from time to time by Landlord, as in Landlord's reasonable judgment may be desirable for the safety, care and cleanliness of the Building and the Premises, or for the preservation of good order therein. Landlord shall not be liable to Tenant for violation of such rules and regulations by, or for Landlord's failure to enforce the same against, any other tenant, its subtenants and occupants and its and their agents, employees, invitees or licensees, nor shall any such violation or failure constitute, or be treated as contributing to, an eviction, actual or constructive, or affect Tenant's covenants and obligations hereunder, or allow Tenant to reduce, abate or offset the payment of any rent under this Lease. Landlord shall not supplement or revise the rules and regulations in a manner which would materially impair Tenant's rights under this Lease or result in the imposition of any fees or charges upon Tenant. In the event of any conflict between the provisions of the Lease and any supplement or revision to the rules and regulations, the provisions of the Lease shall control.

         21. REMEDIES.

                  (a) If default shall be made in the payment of any rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for ten (10) days, or if default shall be made in the observance or performance of any of the other agreements, covenants or conditions in this Lease (or in any other agreement between Landlord and Tenant) which Tenant is required to observe and perform and such default shall continue for fifteen (15) days after written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process; or

                  (b) if Tenant becomes the subject of commencement of an involuntary case under the federal bankruptcy law as now or hereafter constituted, or there is filed a petition against tenant seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant under the federal bankruptcy law as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any substantial part of its property, or seeking the winding-up or liquidation of its affairs and such involuntary case or petition is not dismissed within sixty
(60) days after the filing thereof, or if Tenant commences a voluntary case or institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or of any substantial part of its property, or makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts, as they become due or if Tenant or its stockholders or board of directors or any committee thereof takes any corporate action in contemplation, preparation or furtherance of or for any of the occurrences, steps, procedures, proceedings or other items mentioned in this subparagraph 21(b); or

                  (c) if Tenant shall cease to occupy the Premises for a period of seven consecutive days during the Term (non-occupancy due to casualty excepted), Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

                           (i) At the option of Landlord, the whole balance of
Rent, charges and all other sums payable hereunder, whether or not payable as Rent, for the entire balance of the Term, and any then exercised renewal or extension thereof which has then been exercised, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, and also all or any costs and sheriffs, marshall's, constable's or other official's fees and charges, whether chargeable to

Landlord or Tenant, shall be taken to be due and payable from Tenant and in arrears as if by the terms of this Lease said balance of rent, charges and other sums and expenses were on that date payable in advance; or

                           (ii) Landlord, by giving written notice to Tenant,
may terminate this Lease and the Term, in which event Landlord may immediately repossess the Premises by legal proceedings, force or otherwise; or

                           (iii) Landlord, by giving written notice to Tenant,
may terminate Tenant's right of possession and may immediately repossess the Premises by legal proceedings, force or otherwise, without terminating this Lease.

                           (iv) After reentry, retaking, repossessing or
recovering of the Premises, whether or not Landlord has terminated this Lease, Landlord may, but shall be under no obligation to, relet the same or any portion thereof for such rent and upon such terms as shall be deemed advisable by Landlord; and whether or not the Premises are relet, Tenant shall be liable for any loss of rent for such period as would be the balance of the term of this Lease and any then exercised renewals thereof plus the costs and expenses of reentry, retaking, repossession and recovering, and of reletting and of redecorating, remodelling and making repairs and alterations to the Premises for the purpose of reletting, the amount of such liability to be computed monthly and paid by Tenant to Landlord at the end of each month. Landlord shall (except to the extent required by the terms of the last subparagraph of this Paragraph
21) in no event have any duty to relet the Premises, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by any failure to relet the Premises or failure to collect the rent from any reletting. Tenant shall not be entitled to any rents received by Landlord in excess of the rents provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 21 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. If Landlord relets the Premises, such reletting shall not be considered a termination of this Lease unless Landlord has given Tenant a notice wherein Landlord expressly states that this Lease is terminated.

                           (v) If Landlord shall terminate this Lease as
provided, in subparagraph 21(b) above, Landlord, at its option, shall be entitled to recover as damages the excess, if any, at the time of such termination, of the amount of the Base Rent payable under this lease for the balance of the term of this Lease (including, any extension options which have been exercised) over the then fair rental value of the Premises for the same period, plus all costs and expenses of Landlord caused by Tenant's default, including, but not limited to, reasonable attorney's fees.

         If any payment of Rent or any other sum, or any part of any such payment, to be made by Tenant under the terms of this Lease shall become overdue for a period in excess of ten (10) days Tenant shall pay to Landlord (x) a "late charge" of $.05 for each dollar so overdue, for the purpose of defraying the expense incident to handling such overdue or delinquent payment, and (y) interest on the overdue amount at the Lease Interest Rate (defined below) from the date which is ten (10) days after the date when such payment was due until the date paid, but in no event more than the amount or rate which is the maximum amount or rate Landlord may lawfully charge in respect of Tenant in such circumstances under applicable law. The "Lease Interest Rate" shall mean the greater of 18% per annum or such variable rate which is from time to time equal to 3% above the prime rate as stated by US Bank, Denver, Colorado or its successor, or, in the absence of there being a successor to US Bank, by such other bank having an office in the City of Denver, as Landlord may from time to time select. Nothing herein shall be construed as waiving any rights of Landlord arising out of any default of Tenant by reason of Landlord's accepting any such late charge or interest; the right to collect a late charge and interest is separate and apart from any other rights or remedies of Landlord after default by Tenant.

         Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord may at any time after giving ten (10) days written notice to Tenant (but shall not be obligated to), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at the Lease Interest Rate from the dates of Landlord's incurring of costs or expenses.

         All remedies available to Landlord hereunder and otherwise available at law or in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for Rent, for charges, or for damages for the breach of any term, covenant or condition herein contained, nor shall the bringing of any such action for Rent, charges or breach of term, covenant or condition, nor the resort to any other remedy or right for the recovery of Rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. The failure of Landlord to insist upon strict or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

         Notwithstanding anything in this Paragraph 21 or any other provision of this Lease to the contrary, this Lease shall not be terminated by service upon Tenant of a notice from Landlord demanding payment of Rent or possession of the Premises following default by Tenant, or by any action of Tenant to vacate the Premises following receipt of such a notice, unless the notice served by Landlord includes a statement expressly terminating this Lease. Further, Landlord reserves the right to receive payment of all unaccrued Rent for the balance of the Term originally contemplated under Paragraph 1 of this Lease (and any extensions or renewals thereof to which Tenant shall have become bound) following service of such a notice for payment or possession, or a notice terminating this Lease for Tenant's default. No provision contained in this Paragraph 21 shall be construed or interpreted as negating or waiving Landlord's obligation to mitigate its damages to the extent required by the laws of the State of Colorado and the net proceeds received by Landlord from such mitigation shall be applied toward the payment of any reserved rent or damages that Tenant might otherwise be liable for under this Lease.

         22. EXPENSES OF ENFORCEMENT. Each party shall pay upon demand all of the other party's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by said party, incurred by said party, whether or not suit is brought, in enforcing the other party's obligations hereunder or in collecting any amounts due from the other party or any subtenant or assignee of Tenant or in enforcing any provision of this Lease or in any litigation, negotiation or transaction in which the non-defaulting party becomes involved or concerned or in reletting the Premises or any portion thereof after default by Tenant.

         23. COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved or required and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises free from interference by Landlord or any person claiming by, from or under Landlord, subject, however, to the terms, covenants, conditions, provisions and agreements hereof.

         24. SECURITY DEPOSIT. On or before that day which is six (6) months prior to the date the Term of the Lease is scheduled to expire, as the same may be extended, Tenant shall deposit with Landlord the sum of $12,000 (hereinafter referred to as "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. (For example purposes, in the event Tenant exercises its Renewal Option the deposit would be due on or before the day which is six (6) months prior to the date the Renewal Term expires). No interest shall be paid to Tenant on the Collateral and Landlord may co-mingle the Collateral with any other funds of Landlord.

         If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (a) any rent or other sums of money which Tenant may not have paid when due,
(b) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, or (c) any damages which Landlord may sustain or sums which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Paragraph 21. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten days after, the written demand therefor is made by Landlord, to deposit cash with Landlord in an amount sufficient to restore the Collateral to its original amount.

         If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. In such event, upon the return of the correct amount of the Collateral, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Paragraph 24 or otherwise with respect to the Collateral.

         Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Property and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Collateral to the transferee or mortgagee. Upon written acknowledgment of transferee's or mortgagee's receipt of such Collateral, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Collateral and Tenant shall look solely to such transferee or mortgagee for the return of the Collateral.

         The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

         25. REAL ESTATE BROKER. Landlord and Tenant acknowledge and agree that:
(i) Landlord has been represented in connection with this Lease by the Agent as Landlord's agent and by Garth R. D. Tait, Broker, Ltd. ("Tait") as Landlord's subagent, and (ii) Tenant has been represented in connection with this Lease by MacLaurin Stewart LLC (Norman S. DeHart and William A. Gary) ("MacLaurin") as Tenant's agent. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims, for a commission or other compensation in connection with this Lease, made by any broker or finder (other than Agent, Tait and MacLaurin) who claim to have dealt with or communicated to Tenant in connection with this Lease provided that Landlord has not in fact retained such broker or finder. Landlord agrees to pay Agent, Tait and MacLaurin pursuant to the terms of separate agreements, for their services rendered in connection with this Lease, and agrees to indemnify, defend and hold Tenant harmless from and against any claims, for a commission or other compensation in connection with this Lease, made by any broker or finder who claim to have dealt with or communicated to Landlord in connection with this Lease provided that Tenant has not in fact retained such broker or finder.

         26. MISCELLANEOUS.

                  (a) Rights Cumulative. All rights and remedies of the parties under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law, in equity or otherwise.

                  (b) Captions and Usage. The titles appearing in connection with the various sections and paragraphs of this lease are for convenience only; they are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy. As used herein (i) the term "person" shall be deemed to include a natural person, a trustee, a corporation, a partnership, a governmental unit and any other form of legal entity; (ii) all usages in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; the use of any gender includes all genders.

                  (c) Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 15 hereof.

                  (d) Lease Contains All Terms. There are no promises, representations, warranties or undertakings by, or binding upon, Landlord with respect to the Building, the Premises or the Real Property, including, but not limited to, any with regard to alteration, remodeling, redecorating or installation of equipment or fixtures in the Premises, except those, if any, that are expressly set forth in this Lease. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

                  (e) Submission of Lease. The submission of this Lease to Tenant, or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is executed and delivered to Tenant by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer by Tenant to lease the Premises upon the terms and conditions set forth herein (which offer to lease shall be irrevocable for ten (10) business days following the date of delivery).

                  (f) No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

                  (g) Modification of Lease. If any lender requires, as a condition to its lending funds, the repayment of which is to be secured by a mortgage or trust deed on the Property or any part thereof, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

                  (h) Substitution of Other Premises.

                           (i) At any time hereafter, but only one time during
the Term (as it may be extended) Landlord shall have the right to substitute for the premises then being leased or to be leased hereunder (the "Existing Premises") other premises within the Building (herein referred to as the "New Premises") provided that the New Premises shall: (i) be of at least substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially as usable for the purposes for which the Existing Premises were being used by Tenant or, if possession of the Existing Premises had not yet been received by Tenant, then for the purposes for which the Existing Premises were to be used by Tenant, and
(ii) be on the fifth (5th) floor or higher of the Building. In the event Landlord exercises its substitution option, Tenant's Right of First Offer provided in Paragraph 31 shall be amended to only cover the following space: (y) a contiguous area of rentable square feet located on the floor located immediately below the New Premises equal to 12,000 less the rentable area of any portion of the Existing Premises located on the third (3rd) floor of the Building, and (z) the entire rentable area of the floor located immediately above the New Premises less an area equal to the rentable area of the Existing Premises located on the fifth (5th) floor of the Building.

                           (ii) If Tenant shall not have received possession of
the Existing Premises, then, as of the date Landlord gives notice of a substitution, such substitution shall be effective, the New Premises shall be the Premises hereunder and the Existing Premises shall cease to be the Premises hereunder.

                           (iii) The provisions of this subparagraph 26(h)(iii)
shall apply if Tenant shall have already received possession of the Existing Premises as of the date Landlord gives notice of substitution. Tenant shall vacate and surrender the Existing Premises not later than the later of the sixtieth (60th) day after the date that Landlord shall notify Tenant of Landlord's intent to make the substitution in question or the fifteenth (15th) day after Landlord shall have substantially completed the work to be done by Landlord in the New Premises pursuant to this subparagraph (iii). As of the sooner of such 15th day or the date of such surrender and vacation, the New Premises shall be the Premises leased under this Lease and the Existing Premises shall cease to be the Premises leased under this Lease. Landlord shall (A) pay the actual and reasonable out-of-pocket expenses of Tenant's moving of its property from the Existing Premises to the New Premises, (B) pay the reasonable costs and expenses of reprinting a reasonable quantity of stationery and business cards, and (C) shall improve the New Premises so that they are substantially similar to the Existing Premises and promptly reimburse Tenant for its actual and reasonable out-of-pocket costs in connection with the relocation of any computer, telephone or other communications equipment from the Existing Premises to the New Premises. However, instead of only paying the expenses of Tenant's moving of its property, Landlord may elect to either move Tenant's property or provide personnel to do so under Tenant's direction, in which event such move may not be made except during evenings, weekends or holidays, so as to incur the least inconvenience to Tenant.

                           (iv) Tenant shall not be entitled to any compensation
for any inconvenience or interference with Tenant's business, nor to any abatement or reduction in rent, nor shall Tenant's obligations under this Lease be otherwise affected, as a result of the substitution except as otherwise provided in this subparagraph 26(h). Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this subparagraph 26(h). Without limiting the generality of the preceding sentence, Tenant agrees to provide to Landlord promptly such approvals, instructions, plans, specifications or other information, as may be reasonably requested by Landlord.

                  (i) Transfer of Landlord's Interest. Notwithstanding anything contained herein to the contrary, Tenant agrees that neither Landlord nor any partner in Landlord, nor any other person having any interest, direct or indirect, immediate or more removed than immediate, in Landlord, shall have any personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the Property (including rents and profits therefrom) for the satisfaction of Tenant's remedies, including without limitation, the collection of any judgment or the enforcement of other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any mortgage covering all or part of the Property, and no other assets of Landlord or its partners, or of any other aforesaid person having an interest in Landlord, shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims. Without limitation of the foregoing, upon each transfer of the Building and Landlord's interest in this Lease, the transferor shall automatically be released from all liability and obligations under this Lease which arise after the effective date of such transfer.

                  (j) Recording; Short Form Memo. This Lease shall not be recorded by Tenant. If it is recorded by Tenant, Landlord shall have the right to terminate this Lease as of the date of recording or thereafter and Landlord shall have all rights and remedies provided in the case of default by Tenant hereunder. If requested by Landlord, Tenant shall execute, in recordable form, a short form memorandum of lease that may, at Landlord's option, be placed of record. In addition, if requested by Landlord, Tenant shall execute a memorandum of lease to be filed with the Colorado Department of Revenue, on such form as may be prescribed by said Department, within ten days after the execution of this Lease, or any other such memorandum, so that Landlord may avail itself of the provision of statutes such as C.R.S. Section 39-22-604(7)(c).

                  (k) Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to also be "conditions", if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance. Tenant's covenants to pay rent are independent of any other covenant, agreement, term or condition of this Lease.

                  (1) Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion, may elect.

                  (m) Security Interest. Intentionally Omitted.

                  (n) Governing Law; Partial Invalidity. This Lease shall be governed and construed in accordance with the law of the state in which the Premises is located. If any term, provision of condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

                  (o) Hazardous Materials. Tenant shall not store highly flammable materials or goods, explosives, perishable foodstuffs, contraband, live animals, materials or goods which emit odors in or upon the Premises. The Tenant covenants that it shall not store, use or possess nor permit the storage, use or possession of any Hazardous Substance (hereinafter defined) upon the Premises. Hazardous Substance for purposes of this Lease shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea-formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq. (including the so-called "Superfund" amendments thereto); the Toxic Substances Control Act, as amended, 15 U.S.C. Sections 2601, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Sections 6901, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 5101, et seq. (formerly 49 U.S.C. 1801, et seq.); or any other similar law, rule, regulation or statute concerning the protection of the environment (collectively "Environmental Laws"). Tenant hereby covenants and agrees, at its sole cost and expense, to indemnify, protect and defend and save harmless the Landlord and any of its members, managers, employees and agents from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against the Landlord, its members, managers, agents or employees relating to, resulting from or arising out of Tenant's failure to comply with its obligations under the foregoing section or Tenant's violation of any Environmental Law with respect to its use of the Premises. Notwithstanding any provision contained in this Lease to the contrary, the indemnification provisions set forth in this subparagraph 26(o) shall survive any expiration or termination of this Lease.

                  (p) Warranty Disclaimer. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

                  (q) Waiver of Trial by Jury. LANDLORD AND TENANT SHALL, AND HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY.

                  (r) Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

                  (s) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference:

                     Addendum
                     Exhibit A         Diagram of Premises
                     Exhibit B         Rules and Regulations
                     Exhibit C         Lease Term Agreement
                     Exhibit D         Parking Agreement
                     Exhibit E         Janitorial Specifications

                  (t) Keys. At the time of Tenant's occupancy of the Premises, Landlord shall provide Tenant, at Landlord's sole expense, fifty (50) keys to the locks on the entrance doors to the Premises, and fifty (50) card keys to the entrance doors to the Building.

                  (u) Landlord's Acknowledgment. Landlord acknowledges that Tenant may, in the future, desire to negotiate with Landlord for additional space in the Building. Landlord represents to Tenant that all of the tenants currently occupying the fifth (5th) and ninth (9th) floors of the Building are subject to lease agreements that permit the Landlord, upon the satisfaction of certain conditions, to relocate such tenants to space on other floors of the Building. Tenant acknowledges and agrees that the provisions of this subparagraph 26(u) shall not be construed or interpreted as requiring (i) the Landlord to use any efforts to relocate such tenants occupying the fifth (5th) of ninth (9th) floors of the Building to accommodate Tenant's desire to obtain additional space in the Building in the future, or (ii) the Landlord, in the future, to reserve the right to relocate tenants occupying any portion of the fifth (5th) or ninth (9th) floors of the Building.

         27. TELEPHONE AND TELECOMMUNICATIONS SERVICE.

                  (a) Tenant acknowledges and agrees that all telephone and telecommunications services ("Telecommunications Services") desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all equipment, apparatus and devices, including without limitation wiring and cables, for the provisions of Telecommunications Services (the "Telecommunications Equipment") shall be and remain solely in the Premises. Unless otherwise specifically agreed in writing, Landlord shall have no responsibility for the maintenance of Tenant's Telecommunications Equipment, nor for any wiring or other infrastructure to which Tenant's Telecommunications Equipment may be connected. Tenant agrees that, to the extent any Telecommunications Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant, at its sole expense, to obtain substitute service.

                  (b) Landlord shall have the right, upon such notice as is practicable in the case of emergencies, and otherwise upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building.

                  (c) Any and all Telecommunications Equipment installed in the Premises, or elsewhere in the Building by or on behalf of Tenant, including wiring and other facilities for the provision of Telecommunications Services, shall be removed by Tenant, at Landlord's election, upon the expiration or earlier termination of the Term of this Lease, by Tenant at its sole expense or, at Landlord's election, by Landlord at Tenant's sole expense, with the cost thereof to be paid as Additional Rent under this Lease.

                  (d) If the Telecommunications Equipment is not removed within thirty (30) days of the termination or expiration of this Lease, the Telecommunications Equipment shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed, otherwise disposed of, or retained and used, by Landlord without notice to Tenant, without obligation to account therefor, and without payment to Tenant or credit against any amount due from Tenant to Landlord pursuant to this Lease. Tenant shall pay to Landlord upon demand all costs of any such removal, disposition and storage of the Telecommunications Equipment, as well as all costs to repair any damage to the Building caused by such removal.

                  (e) In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building (a "New Provider"), no such New Provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord, which approval may be withheld in Landlord's sole and absolute discretion. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of the New Provider. Without limitation of Landlord's right to withhold consent in its sole and absolute discretion, Landlord may refuse to give its approval unless all of the following conditions are satisfied: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the New Provider's provision of its services, including, without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the New Provider, the New Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord, in its sole and absolute discretion, determines to be necessary to protect its financial interests and the interests of the Building related to the proposed activities of the New Provider; (iii) the New Provider agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord, in its sole and absolute discretion, to be necessary to protect the interest of the Building, the tenants in the Building and Landlord; (iv) Landlord determines, in its sole and absolute discretion, that there is sufficient space in the Building for the placement of all of the New Provider's equipment and materials; (v) Landlord receives from the New Provider such compensation as is determined by Landlord, in its sole and absolute discretion, to compensate it for space used in the Building for the storage and maintenance of the New Provider's equipment, for the fair market value of the New Provider's access to the Building, and any costs which may be expected to be incurred by Landlord; and (vi) all of the foregoing matters are documented in a written agreement between Landlord and the New Provider, the form and content of which are satisfactory to Landlord in its sole and absolute discretion.

                  (f) Notwithstanding any provision of the preceding subparagraph to the contrary, the refusal of Landlord the grant its approval to any New Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease, and in no event shall Tenant have the right to terminate this Lease or claim entitlement to rent abatement for Landlord's refusal to grant Tenant's request for approval of a New Provider. The provisions of this Paragraph 27 may be enforced solely by Tenant and Landlord and are not for the benefit of any other party. Specifically, but without limitation, no telephone or telecommunications provider is intended to be, nor shall be deemed, a third party beneficiary of this Lease.

                  (g) Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones and other individual communication devices provided they do not interfere with the operation of any equipment operated by other tenants and occupants of the Building), including antenna and satellite receiver dishes, within the Premises or the Building, without Landlord' prior written consent. Such consent shall be granted only in the reasonable discretion of Landlord, and shall be conditioned in such a manner, in Landlord's sole and absolute discretion, so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein.

         28. NOTICES. All notices to be given under this Lease (unless otherwise specified) shall be in writing and delivered personally or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid or by reputable overnight courier, addressed as follows:

                 If to Landlord:  Amerimar Realty Management Co.-Colorado
                                  999 - 18th Street, Suite 1201
                                  Denver, Colorado 80202

                 with a copy to:  Denver-Stellar Associates Limited Partnership
                                  210 West Rittenhouse Square, Suite 2000
                                  Philadelphia, Pennsylvania 19103

or to such other person or such other address designed by notice sent by Landlord to Tenant.

                 If to Tenant:    Prima Energy Corporation
                                  1801 Broadway, Suite 500
                                  Denver, Colorado 80202
and after occupancy of the Premises by Tenant, at the Premises, or to such other address as is designated by Tenant in a notice to Landlord; it being agreed that if Tenant shall vacate the Premises, notices to Tenant thereafter shall nevertheless be properly given if addressed to Tenant at the Premises unless and until another address is designated by Tenant by notice to Landlord.

         Notice by mail shall be deemed to have been given seventy-two (72) hours after being deposited in the United States mail or the following Business Day after deposit with a reputable overnight carrier.

         29. TIME IS OF THE ESSENCE. Time is of the essence hereof.

         IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have executed this Agreement of lease as of the day and year first above written.

                           LANDLORD:

                           DENVER-STELLAR ASSOCIATES LIMITED
                           PARTNERSHIP, a Delaware limited partnership

                           By: ARC Denver Associates, L.L.C., a Delaware limited
                               liability company, its general partner

                               By: ARC Denver, Inc., a Delaware corporation,
                                   its manager

                                   By: /s/ DAVID G. MARSHALL
                                       ------------------------------------
                                       David G. Marshall, President

                           TENANT:

                           PRIMA ENERGY CORPORATION, a Delaware corporation

                           By: /s/ RICHARD H. LEWIS,              President
                               --------------------------------------------
                               Richard H. Lewis                     Title

                                    ADDENDUM


         THIS ADDENDUM, made as of the 31st day of October, 2000, is between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and PRIMA ENERGY CORPORATION, a Delaware corporation ("Tenant"). Landlord and Tenant have executed simultaneously with this Addendum that certain Denver Place Office Lease (the "Lease") pertaining to certain space in the building commonly known as Denver Place and located at 1099 Eighteenth Street, Denver, Colorado. In the event of any conflict between the provisions of this Addendum and the provisions of the other portions of the lease, the provisions of this Addendum shall control. The capitalized terms used herein and not defined herein shall have the same meanings used in the other portions of the Lease. Landlord and Tenant hereby agree that the Lease is amended and supplemented as follows:

         30. RENEWAL OPTION.

                  (a) Tenant shall have the option to renew ("Renewal Option") the term of the Lease for one (1) additional term of five (5) years ("Renewal Term") on the condition that Tenant is not in default under this Lease at the time Tenant gives notice of exercise of its renewal option or at the time of commencement of the renewal term. Such renewal shall be on all of the terms, covenants and conditions of this Lease, except: (i) Tenant shall not have any right to further renewal beyond such additional five-year term; and (ii) the annual Base Rent for the Premises for the Renewal Term shall be the Fair Market Rental Rate ("FMRR") as defined in subparagraph 30(b) below; provided, however, in no event shall the Base Rent payable during the Renewal Term be less than $20.00 per square foot of rentable area comprising the Premises. Tenant's Renewal Option shall be exercised only by Tenant giving Landlord prior written. notice of Tenant's election to renew not earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the initial Term, time being of the essence with respect to such notice. As of the date the Renewal Term begins, this Lease shall be deemed modified in the manner set forth above, without the necessity of any further agreement or document, provided, however, that either party to this Lease shall, upon request of the other party, execute, acknowledge, and deliver an instrument evidencing such renewal and modification of this Lease.

                  (b) Fair Market Rental Rate.

                           (i) For the purposes of this Lease, the term "Fair
                  Market Rental Rate" or "FMRR" shall mean an amount per square foot of the rentable area of the Premises per annum, reasonably determined by reference to the market for comparable space (including the extent and condition of the build-out) in other commercial office buildings (collectively, the "Comparable Buildings") located in the Denver, Colorado central business district and are similar in age, size, quality, condition and classification as the Building, that a willing landlord would offer and a willing tenant would accept in an arms length transaction for the lease of such office space

                                    [A] the commencement date of the Renewal
                           Term,

                                    [B] providing for no free rent, a tenant
                           finish allowance equal to the value of the tenant improvements in place upon the Premises to a prospective tenant as of the commencement date of the Renewal Term, and

                                    [C] otherwise on all of the terms and
                           conditions of this Lease, including the Tenant's obligation to pay the Expense Adjustment Amount and Tax Adjustment Amount in accordance with the provisions of Paragraph 4 using an Operating Expense Base Amount in the amount of $5.84 per rentable square foot per annum and a Tax Base Amount of $1.16 per rentable square foot per annum whether or not remaining tenants at the Building or

                           Comparable Buildings are having this two expense classifications updated, such as to the calendar year in which the Renewal Term is scheduled to occur.

                           (ii) Landlord shall deliver to Tenant its proposed
                  FMRR for the Renewal Term within thirty (30) days after Landlord's receipt of notice of Tenant's election to exercise the Renewal Option ("Renewal Notice"). Landlord and Tenant shall use reasonable good faith efforts to mutually agree upon the FMRR within sixty (60) days after Tenant's delivery of the Renewal Notice. In the event Landlord and Tenant do not agree upon the FMRR within such sixty (60) day time period, Tenant shall have the right to withdraw its Renewal Notice upon delivery of written notice to Landlord within ten (10) days after the expiration of such sixty (60) day time period. In the event Tenant withdraws the Renewal Notice, the Renewal Option shall be terminated and deemed null, void and of no further effect.

                           (iii) In the event Landlord and Tenant cannot agree
                  upon the FMRR for the Renewal Term within the sixty (60) days after Tenant's delivery of the Renewal Notice and Tenant does not elect to withdraw the Renewal Notice, the FMRR shall be determined by appraisal, said appraisal shall be conducted in accordance with the following procedures:

                                    [A] Within twenty (20) days after receipt of
                           a notice to appraise given by either party, Landlord and Tenant shall each select a real estate appraiser, who shall be a member of the American Institute of Real Estate Appraisers, and who shall have at least five (5) years appraisal experience with respect to commercial and office rental properties in the central business district of Denver, Colorado (the "CBD"); provided, however, that only the appraiser selected by the Tenant (and not the Third Appraiser, as hereinafter defined) may, at Tenant's election, be a licensed real estate broker in the state of Colorado who shall have at least five (5) years experience with respect to leasing commercial and office rental properties in the CBD. If one of the parties hereto fails to appoint an appraiser within the time period prescribed, then the single appraiser appointed shall be the sole appraiser and shall determine the FMRR at issue. If two appraisers are appointed, they shall have thirty (30) days from the date the second appraiser is appointed (the "30-day Appraisal Period") within which to agree upon the FMRR at issue. The appraiser(s) shall be advised that the determination of the FMRR at issue shall be governed by the definitions of same set forth in this Lease. The determination by the two appraisers of the FMRR at issue shall be binding on Landlord and Tenant.

                                    [B] the two appraisers appointed by the
                           parties hereto are unable to agree upon the FMRR at issue within the 30-day Appraisal Period, then said appraisers shall attempt, within ten (10) days after the expiration of the 30-day Appraisal Period, to select a third appraiser (the "Third Appraiser"). If the first two appraisers are unable to agree on the Third Appraiser within the ten (10) day period prescribed in the immediately preceding sentence, either Landlord or Tenant, by giving ten (10) days notice to the other party hereto, shall request that the presiding judge of the District Court for the City and County of Denver, State of Colorado select the Third Appraiser. The Third Appraiser, however selected, shall meet the qualifications set forth in subparagraph 30(b)(ii)[A] above, and shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

                                    [C] On or before the tenth (10th) day after
                           the Third Appraiser is appointed or selected, the first two appraisers shall each simultaneously submit in sealed envelopes his/her opinion of the fair market base rent at issue, together with any written arguments or data in support of said opinion(s), to the Third Appraiser. Within thirty (30) days after he/she is appointed or selected, the Third Appraiser shall determine the FMRR at issue by selecting one of the opinions submitted by the first two appraisers. The selection of the Third Appraiser shall be binding on Landlord and Tenant.

                                    [D] Each party hereto shall pay the fees and
                           expenses of the appraiser selected by such party, and the fees and expenses of the Third Appraiser shall be borne equally by Landlord and Tenant.

         31. RIGHT OF FIRST OFFER.

         (a) Upon and subject to the terms and conditions set forth in this Paragraph 31 Landlord hereby grants to Tenant a continuous right of first offer (the "Right of First Offer") covering the office space located upon the third
(3rd) and fifth (5th) floors of the Building (the "Offer Space"). In the event Landlord shall desire to lease all or part of the Office Space (whether or not as part of a larger space), as evidenced by the issuance of as proposal to a third party by or on behalf of Landlord covering such space, or Landlord's acceptance of a proposal from a third party, Landlord shall first offer to lease the Offer Space or such portion of the Offer Space that Landlord is offering to third parties ("Designated Offer Space") to Tenant, by giving written notice ("Landlord's First Offer Notice") to Tenant. Within five (5) business days after Landlord gives Tenant such notice, Tenant shall, by written notice to Landlord ("First Offer Exercise Notice"), elect or decline to exercise its Right of First Offer. Tenant shall have no right to lease less than the entire Designated Offer Space. If Tenant fails to give such notice to Landlord within such five (5) business day period, Tenant shall be deemed to have declined to exercise its Right of First Offer. Notwithstanding the foregoing, Tenant shall have no right to exercise the Right of First Offer (and, at Landlord's option, any previous exercise of the Right of First Offer shall be null and void) if Tenant is in default under this Lease at any time when it attempts to exercise the Right of First Offer or at any time thereafter until the Designated Offer Space has been added to the Premises. If Tenant declines or is deemed to have declined to exercise the Right of Offer, Landlord thereafter shall have the right to lease such Designated Offer Space to any party upon such terms and conditions and for such period of successive periods of time as Landlord, in its sole discretion, shall determine. In the event Landlord has not, within nine (9) months after Landlord has delivered Landlord's First Offer Notice to Tenant, leased the Designated Offer Space to a third party, then Landlord may not thereafter lease any available portion of such Designated Offer Space without again delivering to Tenant notice under this subparagraph:

         (b) The Right of First Offer shall be subject and subordinate to any renewal and/or expansion rights granted to any tenant of the Building prior to the date of this Lease or granted to any tenant leasing any Designated Offer Space after the Tenant declines or is deemed to have declined to exercise its Right of First Offer.

         (c) In the event Tenant exercises a Right of First Offer, Landlord shall cause such Designated First Offer Space to be available to Tenant in its then "as is" condition on a date (the "Offer Space Commencement Date") selected by Landlord which shall not be not less than 90 days nor more than 180 days after the date Landlord receives the First Offer Exercise Notice and Tenant shall commence occupying such Designated Offer Space on such Offer Space Commencement Date.

         (d) Such Designated Offer Space shall be added to the Premises, for all purposes, as of such Offer Space Commencement Date for the balance of the Term of the Lease and subject to and upon the following economic terms and all of the other terms, covenants and conditions of the Lease except that the annual Base Rent for such Designated Offer Space shall be the prevailing market rate for office space in the Building as of such Offer Space Commencement Date as reasonably determined by Landlord. Annual Base Rent for such Designated Offer Space shall be payable in equal monthly installments in advance, on the first
(1st) day of each month commencing on such Offer Space Commencement Date, without any demand or setoff. Tenant's Proportionate Share shall be increased by a fraction the numerator of which is the number of square feet constituting the rentable area of the Designated Offer Space and the denominator of which is 514,000. Tenant's obligation to pay Base Rent and the additional rent shall commence on such Offer Space Commencement Date. If Landlord shall, for any reason fail to make available to Tenant possession of any portion of the Designated Offer Space on or before any expected or promised date or any other date, Landlord shall not be subject to any liability for such failure. Under such circumstances Tenant's obligations to pay the Base Rent attributable to such Designated Offer Space and the additional rent attributable to such Designated Offer Space, shall not commence until the Landlord makes possession available; and such failure to make available to Tenant possession of any portion of such Designated Offer Space on or before any particular date or to timely complete any work shall not in any other way affect the validity or continuance of the Lease, nor the Term or the obligations of Tenant hereunder, nor shall such failure be construed in any way to extend the Expiration Date. Such deferral of rent shall be Tenant's sole and exclusive right and remedy with respect to any such failure. There shall be no deferral of rent, however, if any such failure is caused in whole or part by any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying Landlord's delivery of possession. Upon addition of any Designated Offer Space to the Premises, the Lease shall be deemed modified in the manner set forth above without the necessity of any further agreement or document; provided, however, Landlord and Tenant agree to execute, acknowledge and deliver an instrument evidencing such modification of the Lease to be prepared by Landlord.

         32. SIGNS AND BUILDING DIRECTORY. Landlord agrees, at its cost, to install one time (i) a Building standard sign bearing Tenant's name on the public corridor wall adjacent to the main entry to the Premises, and (ii) one space or slot identifying Tenant on the directory board located in the ground floor lobby of the Building. Landlord agrees to permit Tenant to install, at Tenant's sole cost and expense, a sign bearing Tenant's name in the elevator lobby of the fourth (4th) floor of the Building subject to Landlord's approval (in the exercise of its sole and absolute discretion) of the size, design, color and materials of such sign.

         33. PARKING. Tenant shall have the right to rent up to sixteen (16) unreserved parking spaces in accordance with the provisions of Exhibit D attached hereto and incorporated herein by this reference. If requested by Tenant, Landlord agrees to use reasonable efforts to provide Tenant with up to five (5) additional unreserved parking spaces in the Building's parking garage or the Complex's parking garage on a month-to-month basis at rates announced from time to time by the operators of such parking garages and subject to the terms of Exhibit D.

         34. ELEVATOR LOBBY IMPROVEMENTS. On or before February 1, 2001, Landlord shall complete the remodeling of the elevator lobby of the fourth (4th) floor of the Building consistent with the new Building standard elevator lobby finishes including the replacement of the existing metal corridor fire doors with Building standard wood corridor fire doors with carpet and wall colors to be chosen by Landlord's architect in consultation with Tenant to coordinate with the Tenant Work.

         35. SATELLITE EQUIPMENT.

                  Tenant shall have the right, subject to the provisions of this Paragraph 35, to install and maintain one (1) satellite or microwave antenna and related equipment on the roof of the Building (hereinafter referred to together with any additional and replacements as the "Satellite Equipment").

                  Tenant shall pay as additional rent under this Lease the sum of $150.00 per month for the lease of space for the Satellite Equipment commencing on the date Tenant commences installation of the Satellite Equipment.

                  The Satellite Equipment shall be a dish not to exceed eighteen inches (18") in diameter and shall not carry any electrical charge nor be capable of being operated in any manner which could cause any interference with any operations of Landlord or any other tenant of the Building. Tenant agrees to provide information regarding the characteristics of the Satellite Equipment as Landlord may reasonably require from time to time upon ten (10) days' written notice.

                  The Satellite Equipment shall be installed or relocated only by an experienced, licensed and bonded antenna installer, at Tenant's sole expense. Prior to installation or relocation of the Satellite Equipment, Tenant shall obtain Landlord's prior written approval of the installation plan and specifications, which approval shall not be unreasonably withheld. The installation or relocation of the Satellite Equipment shall be overseen by a representative of Landlord, which representative shall be entitled, notwithstanding any prior consent obtained in accordance with this subsection, to terminate or prevent the installation or relocation should said representative determine during the course of the installation or relocation that the installation or relocation of the Satellite Equipment will in any way hinder or interfere with the operation of the "Site" (as hereinafter defined) or with the operations of Landlord or any other tenant in the Site, or will in any way damage or injure either the Site or the Site's roof.

                  The location of the Satellite Equipment shall be determined by Landlord from time to time in its reasonable discretion. The Satellite Equipment shall initially be installed on the Building's roof in such location thereon as Landlord determines. The Landlord reserves the right at any time during the Term, however, to require the Tenant to relocate the Satellite Equipment on the Building's roof within sixty (60) days after Landlord delivers written notice ("Relocation Notice") to the Tenant requiring such relocation. Within such sixty
(60) days Tenant shall remove the Satellite Equipment from its then location and shall install the Satellite Equipment on such new location as is designated by Landlord in the Relocation Notice. (The term "Site" as used in this Paragraph 35 shall be deemed to refer to the building upon which the Satellite Equipment is then located.) Tenant shall pay all direct and indirect costs and expenses of Tenant's relocation of the Satellite Equipment to the new location, including, without limitation, any necessary repair expenses. Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor to any abatement or reduction in rent, nor shall Tenant's obligations under this Lease be otherwise affected as a result of the required relocation of the Satellite Equipment.

                  Tenant agrees that the installation, maintenance, operation, manner of use, relocation and removal of the Satellite Equipment shall conform in all respects with all applicable federal, state and local laws, ordinances and regulations. Before installation of any Satellite Equipment is completed, and thereafter from time to time as may be reasonably required by Landlord, Tenant shall submit to Landlord such evidence of compliance with the foregoing laws and regulations as Landlord may require.

                  Tenant shall, at its sole expense, install and maintain any Satellite Equipment in safe condition and good repair. Upon twenty (20) days' notice from Landlord, Tenant shall, at its own expense, alter, repair or perform any other work in connection with the Satellite Equipment and any related equipment that may be required by Landlord. Tenant agrees that it shall be liable to Landlord for any damage to the roof or any other part of the Site resulting from, and for any costs or expenses incurred in connection with, the maintenance, use, operation, relocation or removal of the Satellite Equipment, and shall hold Landlord harmless from the cost and expense of any and all repairs, replacements and other work which the party liable on the existing roof bond or warranty may refuse to do or pay for by reason of the installation, operation, maintenance, use, relocation or removal of any Satellite Equipment.

                  Tenant agrees to comply with all reasonable requirements of Landlord as to the manner of installation, operation, maintenance, use, relocation and removal of any Satellite Equipment.

                  Except in the case of emergencies, during which Tenant shall give such notice as is practicable, Tenant agrees to notify Landlord's building manager during Normal Business Hours and at least four (4) hours prior to any occasion upon which Tenant or any of its employees or agents intend to go upon the Site's roof. Tenant shall at all times comply with all such other reasonable safety and security requirements as may be prescribed by Landlord with respect to access to the Site's roof.

                  Landlord shall have the right to make any repairs and to do work, including, without limitation, any repairs and/or work relating to waterproofing, in and about the area where any Satellite Equipment is located, which Landlord deems necessary to protect the Site. Tenant agrees that it will reimburse Landlord, upon demand, for the cost of such repairs which, in Landlord's reasonable judgment, are required due to the installation, use, operation, maintenance, relocation or removal of any Satellite Equipment, such reimbursement to be made within thirty
(30) days after Landlord's delivery of a statement therefor to Tenant.

                  Tenant agrees to indemnify, defend and hold Landlord harmless from all demands, damages, losses, costs (including reasonable attorneys' fees) and claims of any injury to any person or damage to any property which arise by reason of Tenant's installation, use, operation, maintenance, relocation or removal of any Satellite Equipment.

                  In the event that the installation, use, operation, maintenance, relocation or removal of any Satellite Equipment is in violation of any applicable permit, license, rule, regulation, statute or other provision of any federal, state, county, municipal or other governmental authority, then the provisions of this Paragraph 35 shall immediately terminate, upon notice to Tenant (the "Telecommunications Termination Notice"). Upon the earlier of (i) the termination of the provisions of this Paragraph 35, or (ii) the termination or expiration of this Lease, Tenant shall promptly remove the Satellite Equipment, including all related equipment, wiring, brackets, and miscellaneous apparatus, from its location, and any damage, holes or penetrations shall be promptly repaired by Tenant to Landlord's satisfaction. If the Satellite Equipment is not removed within thirty (30) days of the earlier of (i) Tenant's receipt of the Telecommunications Termination Notice or (ii) the termination or expiration of this Lease, the Satellite Equipment shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed, otherwise disposed of, or retained and used, by Landlord without notice to Tenant, without obligation to account therefor, and without payment to Tenant or credit against any amount due from Tenant to Landlord pursuant to this Lease. Tenant shall pay to Landlord upon demand all costs of any such removal, disposition and storage of the Telecommunications Equipment, as well as all costs to repair any damage to the Site caused by such removal.

                  The provisions and requirements of Paragraph 8 of this Lease shall apply to work done or caused to be done with respect to the Satellite Equipment.

                  There shall be no allowance or abatement of rent to Tenant by reason of inconvenience, annoyance or injury to, or interruption of operation of, any Satellite Equipment arising from Landlord, Tenant or others making repairs, restorations, replacements, alterations, additions or improvements to or on the Site (including the roof), or for the failure of any tenant of the Site to make repairs.

                  Tenant shall neither hold nor attempt to hold Landlord or its agents or employees liable for, and Tenant shall hold harmless and indemnify Landlord and its agents and employees from and against, any and all demands, claims, causes of action, liabilities or judgments, and any and all fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, arising from the death or injury of any person, including, without limitation, any agent, employee, contractor and any other person in or about the Site, or from damage to any property, including, without limitation, the Site, any adjacent property or the property of any tenant or user of the Site, in connection with or arising out of the Satellite Equipment or related equipment or the installation, use, operation, maintenance, repair, alteration, relocation or removal of any Satellite Equipment or related equipment, or the interruption of operation of any Satellite Equipment from any cause other than the negligence of Landlord, its agents and employees; provided, however, in no event shall Landlord be liable for Tenant's consequential damages. In addition, Tenant shall, at its own expense, and upon demand of Landlord, defend any and all suits, arbitrations or other proceedings brought or instituted by third parties against Landlord, its agents or employees, on such claim, demand or cause of action.

                  Tenant shall, at its own expense, maintain (i) insurance as required by and in compliance with all Workmen's Compensation Insurance and Laws of the State of Colorado, and (ii) public liability insurance for claims for personal injury or death or property damage in connection with or arising out of the Satellite Equipment or related equipment or the installation, use, operation, maintenance, repair, alteration, relocation or removal of any Satellite Equipment or related equipment, with limits of $1,000,000 for death or injury to one person, $2,000,000 for death or injury to more than one person and $500,000 for property damage. Tenant shall, prior to installation or relocation of any Satellite Equipment and thereafter at Landlord's request, furnish Landlord with certificates of all insurance to be maintained by Tenant, by insurance companies qualified to do business in the State of Colorado, with respect to the Satellite Equipment and related equipment. All policies shall name the following entities as additional insures; (i) Agent, (ii) Denver-Stellar Associates Limited Partnership, and (iii) any other affiliate of Landlord that Landlord may designate in writing from time to time. All policies shall contain a clause or endorsement to the effect that they cannot be terminated or materially amended except after thirty (30) days written notice thereof to all additional insureds. All property damage policies written on behalf of Tenant shall contain a waiver of any subrogation rights which Tenant's insurers may have against Landlord and against those for whom Landlord is, in law, responsible, whether any such damage is caused by the act, omission or fault of Landlord or by those for whom Landlord is, in law, responsible.

                  Tenant shall pay Landlord for all charges for electrical current used in the use or operation of the Satellite Equipment, other communications equipment located in the Leased Premises and other equipment associated with the operation of the Satellite Equipment. If necessary to ascertain the specific charges attributable to the Satellite Equipment and related equipment, Landlord shall install or relocate a separate electrical line to service the Satellite Equipment, and Tenant shall immediately pay all costs incurred in connection with such installation or relocation.

                  All other relevant provisions of the Lease, shall apply to the Satellite Equipment and related equipment.

                  Removal of the Satellite Equipment or termination or expiration of the Lease shall not release Tenant from any liability or obligation hereunder which may have accrued or may be accruing at the time of the renewal or termination or expiration, all of which shall survive such removal or termination or expiration.

                  The provisions of this Paragraph 35 shall not be deemed to grant any exclusive rights to Tenant, and Landlord shall have the right to enter into agreements permitting the installation of other equipment or facilities on the Building's roof or on the Site's roof; provided, however, that such subsequent agreement shall not operate to materially interfere with the Tenant's operation of the Satellite Equipment.

         36. LANDLORD'S REPRESENTATION. The entities executing this Lease on behalf of Landlord represent that they have the power and authority to bind Landlord to this Lease, and all of its terms and conditions.

         37. LANDLORD'S DEFAULT. A "Default by Landlord" shall exist hereunder if Landlord breaches or fails to comply with any agreement, term, covenant or condition in this Lease applicable to Landlord and such breach or failure to comply continues for a period of thirty (30) days after the receipt by Landlord and by the holder of any mortgage or deed of trust covering the Premises, the Real Property or any portion thereof of whose address Tenant has been notified in writing (a "Landlord's Mortgagee"), if any, of a written notice thereof referring to this Paragraph 37 and specifying such failure and requiring it to be remedied, or, if such breach or failure to comply cannot reasonably be cured within such thirty (30) day period, if neither Landlord nor Landlord's Mortgagee, if any, shall in good faith commence to cure such breach or failure to comply within such thirty (30) day period or shall not diligently proceed therewith to completion. In the event of a Default by Landlord, Tenant may, except as otherwise expressly provided in this Lease, bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease. In no event will Landlord be responsible for any consequential or punitive damages incurred by Tenant, including, but not limited to, loss of profits or interruption of business as a result of any Default by Landlord hereunder. Further, Tenant shall have no right to withhold such amounts or offset against rent or any other amounts due under this Lease until after final adjudication by a court of competent jurisdiction.

                  All of the terms and provisions of the Lease, as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as of the day and year first above written.


                           LANDLORD:

                           DENVER-STELLAR ASSOCIATES LIMITED
                           PARTNERSHIP, a Delaware limited partnership

                           By: ARC Denver Associates, L.L.C., a Delaware limited
                               liability company, its general partner

                               By: ARC Denver, Inc., a Delaware corporation,
                                   its manager

                                   By: /s/ DAVID G. MARSHALL
                                       ------------------------------------
                                       David G. Marshall, President

                           TENANT:

                           PRIMA ENERGY CORPORATION, a Delaware corporation

                           By: /s/ RICHARD H. LEWIS,              President
                               --------------------------------------------
                               Richard H. Lewis                     Title

                                  EXHIBIT "A"



                                  [FLOOR PLAN]


DENVER PLACE PLAZA TOWER
RENTAL PLAN

LEVEL No. 4

                                    EXHIBIT B

                              RULES AND REGULATIONS


         Rules and Regulations, to Lease between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord ("Landlord") and PRIMA ENERGY CORPORATION, a Delaware corporation, as tenant ("Tenant"), pertaining to certain space in Denver Place Plaza Tower, 1099 - 18th Street, Denver, Colorado 80202.

         1. Any sign, lettering, picture, notice, or advertisement installed within the Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building.

         2. The use of the name of the Building or of pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord, is prohibited.

         3. Tenant, its subtenants and its and their customers, invitees, licensees, and guests

                  a. shall not obstruct and shall not use for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building;

                  b. shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord;

                  c. shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises;

                  d. shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its Lease;

                  e. shall refrain from attempting to adjust any controls;

                  f shall not waste, and shall not suffer or permit to be wasted, electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning;

                  g. shall keep public corridor doors closed;

                  h. shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord;

                  i. shall not use rest rooms or water fixtures for any purpose other than that for which they are designed;

                  j. shall not mark upon, paint, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling partitions or floors of the Premises or of the Building; provided, however, that Tenant shall be permitted to use nails or screws for wall hangings provided Tenant receives Landlord's engineer's prior approval of the location of such nails or screws;

                  k. shall not unduly obstruct any pipes, conduits and ducts in the Premises; and

                  l. shall use chair pads, to be furnished by Tenant, under all rolling and ordinary desk chairs in the carpeted areas.

         4. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         5. Tenant shall make reasonable efforts to report peddlers, solicitors and beggars to the office of the Building or as Landlord otherwise requests.

         6. No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, or other normal janitorial work in the Premises.

         7. Unless Landlord so consents, Tenant shall not, and Tenant shall not permit or suffer anyone to:

                  a. Cook in the Premises (except microwave cooking);

                  b. Place vending or dispensing machines of any kind in the Premises (except vending or dispensing machines for Tenant's own use, provided Landlord is given prior written notice of such use and Tenant complies with Landlord's reasonable restrictions, regarding the placement of any such machines);

                  c. At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form, except as part of Tenant's marketing functions in the ordinary course of its business; or

                  d. Use the Premises for lodging or for any illegal purposes.

                  e. Use the Premises to engage in the manufacture or sale of, or permit the excessive use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

                  f. Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs.

         8. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at Tenant's expense.

         9. No animals are allowed in the Building.

         10. No lock or other security device shall be placed by Tenant on any door in the Building without the Building manager being kept furnished with two of the keys, cards or other means of access therefore. At the termination of its tenancy, Tenant shall promptly deliver to Landlord all keys, entry cards and other means of access to offices, rest rooms and vaults.

         11. The use of oil, gas or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other hazardous articles shall not be brought into the Building.

         12. Electric floor space heaters, humidifiers or A/C fans are not permitted.

         13. a. Landlord shall have the right to approve the movers or moving company employed by Tenant, which approval shall not be unreasonably withheld. Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

                  b. Furniture, equipment and supplies shall be moved in or out of the Building only during such hours and in such manner as may be prescribed by Landlord.

                  c. No safe or article, the weight of which may constitute a hazard or danger to the Building or its equipment shall be moved into the Premises.

                  d. Safes and other equipment, the weight of which is not excessive (as reasonably determined by Landlord) shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord.

         14. Smoking shall not be permitted in any common areas of the Building (including but no limited to the parking garage, elevator lobbies, elevators, public corridors and restrooms), or within three feet of the exterior entrance to any doorway or entryway of the Building.

         15. Roller skates, bicycles or other vehicles shall not be permitted in the offices, halls, common areas, or corridors in the Building. All vehicles shall use designated parking meters.

         16. No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtain, draperies and/or linings at all windows and hallways.

         17. If Tenant desires telegraphic, telephonic, computer or other electric connections, Landlord, or its agents, will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cuttings for wires will be permitted. Any such installation and connection shall be made at Tenant's expense, and, at Landlord's option, shall be removed at Tenant's expense at the expiration or termination of its Lease.

         18. Landlord reserves the right to modify and make such other and further reasonable rules and regulations as in its judgment may, from time to time, be needful and desirable for the safety, security, care and cleanliness of the Premises and preservation of good order therein.

                                    EXHIBIT C

                              LEASE TERM AGREEMENT


         THIS AGREEMENT, made as of the _____ day of__________ 2000, between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and PRIMA ENERGY CORPORATION, a Delaware corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH

         WHEREAS, by Lease (hereinafter called "Lease") dated as of the 12th day of October, 2000, Landlord leased unto Tenant certain premises known as Suite Number 400, located at 1099 - 18th Street, Denver, Colorado, for a term of eighty-four (84) months and zero (0) days commencing on December 1, 2000, unless sooner terminated or extended as provided therein, and

         WHEREAS, Landlord and Tenant now desire to set forth the correct Commencement Date of the term and to adjust the Termination Date of the Term to provide for a full term of the Lease of five years, one months and zero days.

         NOW, THEREFORE, Landlord and Tenant do hereby agree as follows:

         1. The Term of the Lease commenced on _____, _____, and shall continue until _____, _____, unless sooner terminated or extended as provided therein.

         2. Except as hereby amended, the Lease shall continue in full force and effect.

         3. This Agreement shall be binding on the parties hereto, their heirs, executors, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                           LANDLORD:

                           DENVER-STELLAR ASSOCIATES LIMITED
                           PARTNERSHIP, a Delaware limited partnership

                           By: ARC Denver Associates, L.L.C., a Delaware
                               limited liability company, its general partner

                               By:  ARC Denver, Inc., a Delaware
                                    corporation, its manager

                                    By:
                                       --------------------------------
                                       David G. Marshall, President


                           TENANT:

                           PRIMA ENERGY CORPORATION, a Delaware Corporation,


                           By:
                              ----------------------------------------
                                                                Title

                                    EXHIBIT D

                                PARKING AGREEMENT

         DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, Landlord, and PRIMA ENERGY CORPORATION, a Delaware corporation, as Tenant, have executed simultaneously with this Agreement a Lease (the "Lease") pertaining to certain office space located at 1099 - 18th Street to be occupied by Tenant. In consideration of the mutual covenants herein contained, Landlord and Tenant further agree as follows:

         The Building in which the Premises are located contains a parking garage for the benefit of tenants and the general public (hereinafter called "Parking Garage"). Landlord does not operate or manage the Parking Garage, but maintains a management agreement with an independent contractor (hereinafter called "Operator") for the management and operation of the Parking Garage. In order to rent parking spaces in the Parking Garage, Tenant must contract separately with the Operator for such rentals. Landlord shall make available for Tenant and Tenant shall have a non-assignable option to rent from the Operator sixteen (16) unreserved parking spaces and may, subject to the provisions of Paragraph 33 of the Lease, obtain an option to rent on a month-to-month basis five (5) additional unreserved parking spaces (collectively, the "Parking Spaces") located in the Parking Garage at the monthly rates posted from time to time by the Operator. Tenant shall have until December 31, 2000 to exercise its option by renting the Parking Spaces directly from the Operator. The Parking Spaces shall only be used by employees of the Tenant working within the Premises and the right to use any of the Parking Spaces is not assignable or transferable.

         The terms and conditions of Tenant's rental shall be governed and fixed solely by the rental agreement between Tenant and Operator, however, Tenant's failure to comply with any term of any such rental agreement shall constitute a default under the Lease. In the event that Tenant chooses to rent any of the Parking Spaces from the Operator as provided for herein, Tenant shall be responsible for payment to the Operator of a refundable security deposit for each parking card or disk issued by the Operator in connection with Tenant's rental of the Parking Spaces (the "Security Deposit"). The Security Deposit shall be in an amount to be determined by the Operator in its sole discretion. Notwithstanding anything in this Agreement or the Lease to the contrary, in no event shall Landlord be responsible for payment of the Security Deposit to the Operator on behalf of Tenant. Payment and refund of the Security Deposit shall be governed and fixed solely by the rental agreement between Tenant and Operator. Landlord's holding of Parking Spaces shall not constitute any assumption of and Tenant hereby releases Landlord from any and all liability with respect to such rentals, and any and all damage, loss or injury with respect to such rentals shall be at the sole risk of Tenant unless otherwise provided by Operator under the rental agreement.

         The provisions of this Agreement supplement but are subject to all provisions of the Lease. Capitalized terms not otherwise defined in this Agreement have the same meaning as the same terms have in the Lease.

                          LANDLORD:

                          DENVER-STELLAR ASSOCIATES LIMITED
                          PARTNERSHIP, a Delaware limited partnership

                          By: ARC Denver Associates, L.L.C., a Delaware limited liability company, its general partner

                               By:  ARC Denver, Inc., a Delaware
                                    corporation, its manager

                                    By: /s/ DAVID G. MARSHALL
                                       -------------------------------
                                       David G. Marshall, President
                          TENANT:

                          PRIMA ENERGY CORPORATION, a Delaware
                          corporation,

                          By:
                             -----------------------------------------
                                                               Title

                                    EXHIBIT E


                            JANITORIAL SPECIFICATIONS



NIGHTLY SERVICES

         a.       Secure all lights as soon as possible each night.

         b.       Vacuum all carpets.

         c. Dust mop all resilient and composition floors with treated dust mops. Damp mop to remove spills and water stains as required.

         d.       Dust all desks and office furniture with treated dust cloths.

         e.       Papers and folders on desk are not to be moved.

         f. Empty all waste paper baskets and other trash containers nightly. Empty all jumbo size office paper recycling boxes on Tuesday and Thursday.

         g.       Remove all trash from floors to the designated trash area.

         h. Remove fingerprints, dirt smudges, graffiti, etc., from all doors, frames, glass partitions, windows, light switches, walls, elevator door jambs and elevator interiors.

         1.       Return chairs and waste baskets to proper positions.

         j.       Dust and remove debris from all metal door thresholds.

         k.       Wipe clean smudged bright work.

RESTROOM SERVICES

         a. Restock all restrooms with supplies from the Owner's stock, including paper towels, toilet tissue and hand soap as needed.

         b. Restock all sanitary napkin dispensers from Contractor's stock, as needed. Supplies for this service are the sole responsibility of the janitorial contractor.

         c. Wash and polish all mirrors, dispensers, faucets, flushometers, and bright work with non-scratch disinfectant cleaner.

         d. Wash and sanitize all toilets, toilet seats, urinals, and sinks with a non-scratch disinfectant cleaner. Wipe dry all sinks.

         e.       Remove stains, descale toilets, urinals and sinks as required.

         f. Mop all restroom floors with disinfectant germicidal solutions.

         g.       Empty all waste and sanitary napkin and tampon receptacles.

         h.       Remove all restroom trash from building.

         i. Spot clean fingerprints, marks, smudges and graffiti from walls, partitions, glass, aluminum and light switches as required.

                                 RECYCLE PROGRAM

Currently we recycle the following items:

o   White Paper

o   Computer Paper

o   Envelopes

o   Carbonless Paper (NCR)

o   Cardboard (small amounts only)

o   Aluminum Cans (in plastic bags only)

o   Colored Paper

o   Letter and Message Paper

o   FAX Paper

o   Bulk Mail

o   File Folders